                             AMENDED AND RESTATED
                               CREDIT AGREEMENT*

                                     AMONG

                        WILLIS LEASE FINANCE CORPORATION

                       WILLIS AERONAUTICAL SERVICES, INC.

                                      AND

                   CERTAIN BANKING INSTITUTIONS NAMED HEREIN

                                      WITH

                           FIRST UNION NATIONAL BANK
                 (successor by merger to CoreStates Bank, N.A.)
                    AS CO-ARRANGER AND ADMINISTRATIVE AGENT


                     NATIONSBANC MONTGOMERY SECURITIES LLC
                      AS CO-ARRANGER AND SYNDICATION AGENT

                                      AND

                               NATIONSBANK, N.A.
                               AS APPRAISAL AGENT

                            AS OF SEPTEMBER 30, 1998

---------------------

  * Portions of the material in this Exhibit have been redacted pursuant to a request for confidential treatment and the redacted material has been filed separately with the Commission. An asterisk has been placed in the precise places in this Agreement where we have redacted information and the asterisk is keyed to a legend which states that the material has been omitted pursuant to a request for confidential treatment.

                        AMENDED AND RESTATED CREDIT AGREEMENT

       This Amended and Restated Credit Agreement, dated as of September 30, 1998 (the "AGREEMENT"), is entered into by and among WILLIS LEASE FINANCE CORPORATION, a Delaware corporation (successor by merger to Willis Lease Finance Corporation, a California corporation) ("WILLIS"), WILLIS AERONAUTICAL SERVICES, INC., a California corporation ("WASI" and, together with Willis, the "BORROWERS" and each individually a "BORROWER"), the banking institutions signatories hereto and named in Exhibit A attached hereto and such other institutions that hereafter become a "Bank" pursuant to Section 11.4 hereof (collectively the "BANKS" and individually a "BANK"), FIRST UNION NATIONAL BANK, a national banking association, as Co-Arranger and as Administrative Agent for the Banks under this Agreement ("FIRST UNION," which shall mean in its capacity as administrative agent unless specifically stated otherwise), NATIONSBANC MONTGOMERY SECURITIES LLC, as Co-Arranger and as Syndication Agent ("NMS"), and NATIONSBANK, N.A., a national banking association, as Appraisal Agent ("NATIONSBANK"). The Administrative Agent, the Syndication Agent and the Appraisal Agent are collectively the "Agents" and each is individually an "Agent." This Agreement amends and restates in its entirety the Amended and Restated Credit Agreement, dated June 2, 1998, between Willis and CoreStates Bank, N.A. (now First Union National Bank by reason of the merger of CoreStates Bank, N.A. with and into First Union National Bank on May 15, 1998), as amended through the date hereof.

                             PRELIMINARY STATEMENT

       WHEREAS, the Borrowers desire to have available to them a revolving credit facility (the "CREDIT FACILITY") which will be used for the purchase or refinance of Equipment (defined below), the majority of which will be held for sale or for lease to unaffiliated persons, said Equipment and related Leases (defined hereafter) to constitute part of the Collateral (defined hereafter) and for working capital and general corporate purposes.

       WHEREAS, the Banks are willing to establish such Credit Facility and make loans to the Borrowers under the terms and conditions hereinafter set forth.

       NOW, THEREFORE, in consideration of the premises and promises hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

                             1.  CERTAIN DEFINITIONS

   1.1.   DEFINITIONS.

       "ACCEPTABLE MANUFACTURER" shall mean: (i) in the case of Engines, CFM International, General Electric, Pratt & Whitney, Rolls Royce, and International Aero; (ii) in the case of commercial Aircraft, Boeing, McDonnell Douglas, and Airbus; and (iii) in the case of turbo prop Aircraft, de Havilland.

       "ADJUSTED LIBO RATE" shall mean, for any Interest Period, the rate per annum (rounded upwards, if necessary to the next 1/16 of 1%) determined pursuant to the following formula:

              Adjusted LIBO Rate   =           LIBO Rate
                                      ------------------
                                      1-Reserve Percentage

       "ADJUSTED TANGIBLE NET WORTH" shall mean Tangible Net Worth of the Willis Companies, less any stockholder's equity in any Unrestricted Subsidiaries.

       "ADMINISTRATIVE AGENT" shall have the meaning set forth in the Preamble to this Agreement, and shall also mean and include any successor Administrative Agent appointed pursuant to Section 10.6 hereto.

       "ADVANCE RATE" shall mean that percentage of the Net Book Value of an item of Eligible Equipment determined by reference to the type of Equipment as described below:

          Eligible Equipment                        Advance Rate*
          -------------------------------------------------------
          Engines - Stage III Jet                        __%
          Parts Packages                                 __%
          Parts                                          __%
          Aircraft - Stage III Jet and Turbo Prop        __%
          Engines - Stage III Turbo Prop                 __%
          Engines - Stage II Jet                         __%
          Aircraft - Stage II Jet                        __%

     The applicable Advance Rate for Eligible Engines or Eligible Parts Packages will decrease by ___ percentage points if such Eligible Engines or Eligible Parts Packages are not subject to a Lease when acquired, and the applicable Advance Rate for Eligible Engines, Eligible Parts Packages and Eligible Aircraft will be reduced by _____ percentage points if such Equipment has been not subject to a Lease for 120 consecutive days; PROVIDED, however, that the Advance Rates listed above will be reinstated if any such Eligible Engine, Eligible Parts Package or Eligible Aircraft is leased or re-leased, as applicable.*

     Eligible Engines, Eligible Parts Packages, and Eligible Aircraft which have been not subject to a Lease for 180 consecutive days will be excluded from the

---------------------

  * This redacted material has been omitted pursuant to a request for confidential treatment and the redacted material has been filed separately with the Commission.

     Borrowing Base; PROVIDED, however, that the Advance Rates listed above will be reinstated if any such Eligible Engine, Eligible Parts Package or Eligible Aircraft is leased or re-leased, as applicable.

     The Advance Rate applicable to Eligible Parts will decrease by _____ percentage points one year after such Parts were acquired by a Borrower. Two years after Eligible Parts were acquired by a Borrower, such Eligible Parts will be excluded from the Borrowing Base.*

     "AFFILIATE" shall mean any Person: (i) which directly or indirectly controls, or is controlled by, or is under common control with either Borrower; (ii) which directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock of either Borrower; or
     (iii) ten percent (10%) or more of whose voting stock of which is directly or indirectly beneficially owned or held by either Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     "AGGREGATE REVOLVING LOAN COMMITMENT" shall have the meaning set forth in
     Section 2.1(a).

     "AGREEMENT" shall mean this Amended and Restated Credit Agreement, as amended, supplemented, modified, replaced, substituted for or restated from time to time and all exhibits and schedules attached hereto.

     "AIRCRAFT" shall mean a vessel owned by a Borrower designed for controlled travel through the air under its own power. Aircraft shall not include helicopters.

     "AMENDMENT NO. 3 TO MORTGAGE" shall mean that certain Amendment No. 3 to Mortgage and Security Agreement which is executed and delivered by the Borrowers in connection with the execution of this Agreement, and pursuant to which the Mortgage will be modified to reflect the making of this Agreement including, without limitation, the addition of WASI as a Borrower.

     "APPLICABLE MARGIN." With respect to Base Rate Loans and LIBO Rate Loans, the term "Applicable Margin" shall have the meaning set forth on Exhibit B hereto.

---------------------

  * This redacted material has been omitted pursuant to a request for confidential treatment and the redacted material has been filed separately with the Commission.

     "APPRAISAL AGENT" shall have the meaning set forth in the Preamble to this Agreement, and shall also mean and include any successor Appraisal Agent appointed pursuant to Section 10.6 hereto.

     "BASE RATE" shall mean the higher of (i) the rate of interest for commercial loans established and publicly announced by the Administrative Agent from time to time as its Prime Rate, and (ii) the Federal Funds Rate plus 1/2 of 1% per annum. Any change in such interest rate due to a change in the Base Rate shall be effective on the date of such change.

     "BASE RATE LOAN" shall mean a Loan, or any portion thereof, made at the Base Rate pursuant to a request for advance made under Section 2.4 herein or as otherwise provided in Section 2.10 or in any other provision hereof or in any other Loan Document.

     "BORROWING BASE" shall mean the amount derived by multiplying the Net Book Value of each category of Eligible Equipment by its applicable Advance Rate. If an item of Eligible Equipment is subject to a Lease, the item of Equipment will only be included in the Borrowing Base if the Lease is an Eligible Lease. The Borrowing Base shall also be subject to the following concentration limits (excluding Eligible Parts):

         (i) No more than __% of the Net Book Value of the Eligible Engines, Eligible Parts Packages and Eligible Aircraft subject to Leases included in the Borrowing Base shall involve Leases which mature within any 12 month period;*

         (ii) No more than __% of the Net Book Value of the Eligible Engines, Eligible Parts Packages and Eligible Aircraft included in the Borrowing Base shall either (a) not be the subject of a Lease or
               (b) be the subject of a Lease with respect to which an event of default (as defined in such Lease) shall exist;*

         (iii) No more than the lesser of (a) $__________; or (b) __% of the Net Book Value, of the Eligible Engines, Eligible Parts Packages and Eligible Aircraft included in the Borrowing Base shall be to a single lessee;*

         (iv) No more than __% of the Net Book Value of the Eligible Engines, Eligible Parts Packages and Eligible Aircraft included in the Borrowing Base shall

---------------------

  * This redacted material has been omitted pursuant to a request for confidential treatment and the redacted material has been filed separately with the Commission.

               be represented by a single Eligible Engine, Eligible Parts Package or Eligible Aircraft;*

        (v) No more than __% of the Net Book Value of the Eligible Engines, Eligible Parts Packages and Eligible Aircraft included in the Borrowing Base shall be used on or be composed of turbo prop Aircraft;*

        (vi) No more than __% of the Net Book Value of the Eligible Engines, Eligible Parts Packages and Eligible Aircraft included in the Borrowing Base shall be used on Stage II Aircraft or be Stage II in nature;*

        (vii) No more than $________ of Revolving Loans outstanding at any time and from time to time can be supported by Eligible Aircraft included in the Borrowing Base;*

        (viii) No more than $________ of Revolving Loans outstanding at any time and from time to time can be supported by Eligible Parts purchased for resale that are included in the Borrowing Base; and*

        (ix) No more than $________ of Revolving Loans outstanding at any time and from time to time can be supported by Eligible Parts Packages included in the Borrowing Base.*

     Notwithstanding the foregoing, if (a) any item of Equipment or any Lease of any item of Equipment shall fail to fully meet the Eligibility Criteria for inclusion in the Borrowing Base or (b) the Administrative Agent shall not receive a perfected, first priority security interest in an item of Equipment (as contemplated in Section 9.1 or subsection (viii) of the definition of "Eligible Lease") subject to Permitted Liens, the Administrative Agent, in its sole discretion, may nevertheless include such Equipment or Lease in the Borrowing Base, provided that at no time will the aggregate amount of the Borrowing Base comprised of such non-eligible Equipment, non-eligible Leases and such Equipment regarding which the security interest is not fully perfected exceed $__________. Promptly following a determination by the Administrative Agent to include in the Borrowing Base such non-eligible Equipment, non-eligible Leases or such Equipment regarding which the security interest is not fully perfected (which determination may be made prospectively), the Administrative Agent will notify the Banks of its decision and the basis therefor. If the Majority Banks confirm such determination in writing, such Equipment or Lease shall be deemed to be "Eligible Equipment" or an

---------------------

  * This redacted material has been omitted pursuant to a request for confidential treatment and the redacted material has been filed separately with the Commission.

     "Eligible Lease" and will no longer count towards the $__________ limit for non-eligible Equipment, non-eligible Leases and Equipment regarding which the security interest is not fully perfected. If Banks sufficient to constitute the Majority Banks do not expressly approve such determination in writing within ten days from delivery of the notice, such determination by the Administrative Agent will be deemed NOT approved by the Majority Banks, unless or until otherwise approved by the Majority Banks in writing.*

     "BORROWING BASE CERTIFICATE" shall mean a certificate in substantially the form attached hereto as Exhibit E hereto which shall be signed by the chief financial officer, chief administrative officer, chief executive officer, treasurer or controller of the Borrowers.

     "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in Philadelphia or San Francisco are authorized or required to close under the laws of either the Commonwealth of Pennsylvania or the State of California and, if the applicable day relates to a LIBO Rate Loan, or notice with respect to a LIBO Rate Loan, a day on which dealings in Dollar deposits are also carried on in the London interbank market and banks are open for business in London ("London Business Day").

     "CAPITALIZED LEASE" shall mean all lease obligations of any Person for any property (whether real, personal or mixed) which have been or should be capitalized on the books of the lessee in accordance with Generally Accepted Accounting Principles.

     "CAPITALIZED LEASE OBLIGATIONS" with respect to any Person, shall mean the aggregate amount which, in accordance with GAAP, is required to be reported as a liability on the balance sheet of such Person at such time in respect of such Person's interest as lessee under a Capitalized Lease.

     "CHANGE OF CONTROL" shall mean, with respect to any Borrower, any action shall occur or set of circumstances exist that would result in any Person or group (other than Charles F. Willis IV, his trusts, family limited partnerships or heirs) beneficially owning (as defined in Rule 13(d)-3 of the Securities and Exchange Act of 1934, as amended), directly or indirectly, an amount of the outstanding capital stock of such Borrower entitling such Person or group to 30% or more of the voting power of all the outstanding capital stock of such Borrower. The percentage of voting power shall be determined based on the number of votes a

------------------------

* This redacted material has been omitted pursuant to a request for confidential treatment and the redacted material has been filed separately with the Commission.

     holder of capital stock can cast in the election of directors, compared to the total number of votes that all shareholders can cast in such election.

     "CLOSING" shall mean the consummation of all requirements set forth in this Agreement such that the Borrowers shall be entitled to request and receive Loans hereunder.

     "CLOSING DATE" shall mean the date on which the Closing shall occur and this Agreement shall become effective.

     "CLOSING FEE" A fee payable by the Borrowers to the Administrative Agent on the Closing Date in an amount previously agreed between the Borrowers and the Administrative Agent.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations with respect thereto in effect from time to time.

     "COLLATERAL" shall have the meaning set forth in Section 9.1, which Collateral shall be deemed to include, without limitation, all Equipment and Leases.

     "COMPLIANCE CERTIFICATE" shall mean a certificate in substantially the form attached hereto as Exhibit G which shall be signed by the chief financial officer, chief administrative officer, chief executive officer, treasurer or controller of Willis.

     "CONVERSION DATE" shall mean, with respect to any Term Loan, the date on which it was converted from a Revolving Loan to a Term Loan, which date may not be later than the Revolving Loan
     Termination Date.

     "DEBT" shall mean, as to any Person at any time (without duplication) and, for the Borrowers, determined on a consolidated basis: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business which are not past due by more than ninety days unless such trade accounts payable are being contested in good faith by appropriate proceedings; (iv) all Capitalized Lease Obligations of such Person; (v) all obligations of such Person under guaranties, letters of credit, endorsements (other than for collection or deposit in the ordinary course of business), assumptions or other contingent obligations, in respect of, or to purchase or otherwise acquire, any obligation or indebtedness of any other Person, or any other obligation, contingent or otherwise, of such Person directly or indirectly protecting the holder of any obligation or indebtedness of any other Person, contingent or otherwise, against loss (whether by partnership arrangements, agreements to keep-well, to purchase assets, goods, securities, or services, to take-or-pay or otherwise); (vi) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; (vii) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments; (viii) the net present value of Operating Leases for Engines, Aircraft and Parts Packages, using a 10% discount rate; and (ix) all obligations with respect to deposits or maintenance reserves to the extent not supported by cash reserved specifically therefor.

     "DEBT SERVICE" shall mean actual payments of principal on Debt and Capitalized Lease Obligations (including any Debt or Capitalized Lease Obligations paid from the sale of Equipment during the period), plus interest expense incurred during the period.

     "DEFAULT RATE" on any Loan shall mean two percent (2.0%) per annum above the interest rate then applicable to each Loan or portion thereof.

     "DOLLARS" shall mean the lawful currency of the United States of America.

     "EBIT" shall mean the sum of (i) Net Income less any extraordinary gain or loss included in the calculation thereof, plus (ii) amounts deducted for interest expense and income taxes.

     "ELIGIBILITY CRITERIA" shall mean the applicable criteria set forth below to be used to determine whether Equipment and Leases are eligible for inclusion in the Borrowing Base.

     The Eligibility Criteria for Aircraft are as follows: (i) the Aircraft must be _______________ compliant jet Aircraft or turbo prop Aircraft manufactured by an Acceptable Manufacturer and subject to a Lease when acquired; (ii) the Aircraft must have been manufactured no more than ___ years prior to the date such Aircraft is initially added to the Borrowing Base; (iii) unless otherwise approved by the Majority Banks, the Lease regarding the Aircraft must have a remaining term of at least _______________;
     (iv) all Leases of Aircraft must be non-cancelable, triple net, and must contain "hell or high water" language; and (v) an appraisal prepared by an independent appraiser retained by the Appraisal Agent on behalf of the Banks (but paid for by the Borrowers), opining as to the Fair Market Value of the Aircraft at the time of its initial inclusion in the

     Borrowing Base, must be provided to the Administrative Agent and must be satisfactory to the Administrative Agent.*

     The Eligibility Criteria for Engines are as follows: The Eligibility Criteria for Engines are as follows: (i) the Engines must be _______________ compliant jet Engines or turbo prop Engines; (ii) the Engines must be manufactured by an Acceptable Manufacturer; (iii) except as specifically listed in Schedule 2 hereto, _______________ Engines must have been manufactured no more than ___ years prior to the date such Engine is initially added to the Borrowing Base; provided, however, that this restriction shall not apply to Stage ___ Engines; and (iv) except for permitted short-term leases, all Leases of Engines must be non-cancelable, triple net, and must contain "hell or high water" language.*

     The Eligibility Criteria for Parts are as follows: (i) Parts must be compatible with or derived from _______________ compliant jet Engines, turbo prop Engines, or Aircraft; and (ii) the Parts must be held by either Borrower for resale.*

     The Eligibility Criteria for Parts Packages are as follows:
     (i) Parts Packages must be for _______________ compliant Engines, turbo prop Engines, or Aircraft; (ii) Parts must have been manufactured no more than ___ years prior to the date the Parts in such Parts Package are initially added to the Borrowing Base; and
     (iii) except for permitted short-term leases, all Leases of Parts Packages must be non-cancelable, triple net, and must contain "hell or high water" language.*

     The Eligibility Criteria for Leases are as follows: (i) the Borrower or lessee under the Lease must maintain insurance in form and substance satisfactory to the Administrative Agent; (ii) the Borrower or lessee under the Lease must comply with all maintenance, return, alteration, replacement, pooling and sublease conditions as typically found in financings and leases for similar types of Engines and Aircraft and as necessary to maintain in good standing the Engine and Aircraft airworthiness certification at all times and in accordance with other regulatory requirements;
     (iii) Engines and Aircraft shall not be operated in North Korea, Iran, Cuba, Burma, Angola, Iraq, Syria, Libya or Sudan, nor shall Engines and Aircraft be flown in any jurisdiction which would void the insurance applicable thereto or would violate United States government restrictions; (iv) if the Lease contains a fixed purchase option, the terms thereof must provide for payment upon exercise of the option of an amount which is not less than the Net Book Value of the item of Equipment being purchased at the date of the purchase;

-----------------------
* This redacted material has been omitted pursuant to a request for confidential treatment and the redacted material has been filed separately with the Commission.

     and (v) no prepayments shall have been made under the Lease other than those expressly provided for under such Lease.

     "ELIGIBLE AIRCRAFT" shall mean Aircraft which meet all of the Eligibility Criteria for Aircraft.

     "ELIGIBLE ENGINES" shall mean Engines which meet all of the Eligibility Criteria for Engines.

     "ELIGIBLE EQUIPMENT" shall mean Equipment which meet all of the applicable Eligibility Criteria applicable thereto.

     "ELIGIBLE LEASE" shall mean a Lease of Equipment to an unaffiliated Person in which: (i) either Borrower or its trustee is the sole lessor; (ii) the Lease arose in the ordinary course of business of either Borrower; (iii) the Equipment has been delivered to the lessee and is currently subject to the Lease;
     (iv) neither the Lease nor the Equipment is subject to any currently outstanding assignment, claim, lien, security interest or other limitation on the absolute title of either Borrower or its trustee thereto, other than Permitted Liens; (v) the Lease payments are not more than ___ days past due with respect to any payment required thereby (based on the original contractual term and not including any amendment or modification thereof, unless the Majority Banks have specifically consented thereto in writing), provided, however, that Leases with respect to which payments are more than ___ days past due shall remain "Eligible Leases" but the Advance Rate with respect to the Equipment covered by such Leases shall be reduced (a) to ___% for Leases where payments are more than ___ but fewer than ___ days past due,
     (b) to ___% for Leases where payments are at least ___ but fewer than ___ days past due, and (c) to ___% for Leases where payments are at least ___ days past due; (vi) except for Leases listed as "Leases Potentially Subject to Assignment Limitations" on Schedule 1 hereto, the Lease is freely assignable (with any notices or consents required in connection therewith having been previously obtained); (vii) the Lease and the Equipment being leased constitute Collateral; and (viii) the lessee is not a resident of, and the Equipment will not be used in any foreign jurisdiction in which the ability of the Administrative Agent to perfect a first priority security interest in the Equipment is unsatisfactory or the ability of the Administrative Agent to foreclose upon the Equipment and receive possession to or sell said Equipment is unsatisfactory.*


-----------------------
* This redacted material has been omitted pursuant to a request for confidential treatment and the redacted material has been filed separately with the Commission.

     "ELIGIBLE PARTS" shall mean Parts held by a Borrower for resale which meet all of the Eligibility Criteria for Parts.

     "ELIGIBLE PARTS PACKAGES" shall mean Parts Packages which meet all of the Eligibility Criteria for Parts Packages.

     "ENGINE" shall mean any engine owned by a Borrower designed or suitable for use to propel an Aircraft.

     "ENGINE AND AIRCRAFT ADVANCE AMOUNT" shall mean that amount of the Borrowing Base composed of Eligible Aircraft, Eligible Engines, and Eligible Parts Packages, calculated as of the Conversion Date; provided, however, that no Aircraft, Engines or Parts owned by WASI and held for resale shall be included in the calculation of the Engine and Aircraft Advance Amount.

     "ENVIRONMENTAL CONTROL STATUTES" shall mean each and every applicable federal, state, county or municipal environmental statute, ordinance, rule, regulation, order, directive or requirement, together with all successor statutes, ordinances, rules, regulations, orders, directives or requirements, of any Governmental Authority, including without limitation laws in any way related to Hazardous Substances.

     "EQUIPMENT" shall mean all Engines, Aircraft, Parts and Parts Packages owned by any Borrower, whether or not such items are subject to a Lease.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

     "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as either Borrower within the meaning of Section 414(b) of the Code, or any trade or business which is under common control with either Borrower within the meaning of Section 414(c) of the Code.

     "EVENT OF DEFAULT" shall have the meaning set forth in Section
      8.1.

     "EXCEPTED COLLATERAL" shall have the meaning set forth in Section
      8.1(i).

     "EXISTING DEBT" shall mean the existing Debt (excluding guarantees) of the Borrowers or any of their Restricted
     Subsidiaries to certain Persons described on Schedule 1 to this Agreement.

     "FACILITY TERMINATION DATE" shall mean the date upon which the Borrowers have repaid all principal, interest, fees and other expenses related to all Revolving Loans and all, if any, Term Loans, and all other Obligations have been satisfied in full.

     "FAIR MARKET VALUE" shall mean the fair market value of Equipment as determined by an appraisal made by an appraiser arranged by the Appraisal Agent under the terms of this Agreement.

     "FEDERAL FUNDS RATE" shall mean the daily rate of interest announced from time to time by the Board of Governors of the Federal Reserve System in publication H. 15 as the "Federal Funds Rate," or if such publication is unavailable, such rate as is available to the Administrative Agent on such day.

     "FISCAL QUARTER" shall mean a fiscal quarter of the Borrowers, which shall be any quarterly period ending on March 31, June 30, September 30 or December 31 of any year.

     "FISCAL YEAR" shall mean a fiscal year of the Borrowers, which shall end on the last day of December.

     "FRONTING BANK" shall mean the Administrative Agent.

     "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" OR "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

     "GOVERNMENTAL AUTHORITY" shall mean the federal, state, county or municipal government, or any department, agency, bureau or other similar type body obtaining authority therefrom or created pursuant to any laws, including without limitation Environmental Control Statutes.

     "GUARANTORS" shall mean all present and future Restricted
     Subsidiaries.

     "GUARANTY" shall mean the Guaranty in the form and substance attached hereto as Exhibit J, to be executed by each Guarantor.

     "HAZARDOUS SUBSTANCES" shall mean without limitation, any regulated substance, toxic substance, hazardous substance, hazardous waste, pollution, pollutant or contaminant, as defined or referred to in the Resource Conservation and Recovery Act, as amended, 15 U.S.C., Section 2601 ET SEQ.; the Comprehensive Environmental Response, Compensation and Liability Act, 33 U.S.C.
     Section 1251 ET SEQ.; the federal underground storage tank law, Subtitle I of the Resource Conservation and Recovery Act, as amended, P.L. 98-616, 42 U.S.C. Section 6901 ET SEQ.; together with any amendments thereto, regulations promulgated thereunder and all substitutions thereof, as well as words of similar purport or meaning referred to in any other federal, state, county or municipal environmental statute, ordinance, rule or regulation.

     "INDEBTEDNESS FOR BORROWED MONEY" shall mean (i) all indebtedness, liabilities, and obligations, now existing or hereafter arising, for money borrowed by the

     Borrowers or their Restricted Subsidiaries, whether or not evidenced by any note, indenture, or agreement (including, without limitation, the Notes and any indebtedness for money borrowed from an Affiliate) and (ii) all indebtedness of others for money borrowed (including indebtedness of an Affiliate) with respect to which the Borrowers or their Restricted Subsidiaries have become liable by way of a guarantee or indemnity.

     "INTANGIBLE ASSETS" shall mean all assets which would be classified as intangible assets under GAAP consistently applied, including, without limitation, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs, and research and development costs). For purposes of this definition, prepayments of taxes, license fees and other expenses shall not be deemed Intangible Assets.

     "INTEREST COVERAGE RATIO" shall mean the ratio of EBIT of the Willis Companies plus rent expenses of the Willis Companies to interest expense of the Willis Companies plus rent expenses of the Willis Companies.

     "INTEREST PERIOD" shall mean a period commencing on the date of a LIBO Rate Loan or with respect to a Loan being renewed, the last day of the next preceding Interest Period and ending one, two, three or six months thereafter, as requested by the Borrowers at the time of their Request for Advance; provided also that (i) an Interest Period which would otherwise expire on a day which is not a London Business Day shall be extended to the next succeeding London Business Day unless such London Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding London Business Day, (ii) any Interest Period which begins on the last London Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to the next succeeding clause, end on the last London Business Day of a calendar month; and (iii) no Interest Period shall end later than the Revolving Loan Termination Date, PROVIDED, however, that (a) to the extent Term Loans are then in existence, the Interest Period with respect to any Term Loan shall end no later than the applicable Term Loan Maturity Date; and (b) to the extent Revolving Loans are being converted into Term Loans on the Revolving Loan Termination Date, any Term Loans so created may, at the Borrowers' option, continue to utilize the existing Interest Period of the Revolving Loan so converted.

     "INVESTMENT" in any Person shall mean, without duplication, (i) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person; (ii) any deposit with, or advance, loan or other extension of credit to, such Person (other than any such deposit, advance, loan or extension of credit having a term not exceeding 90 days in the case of unaffiliated Persons and 120 days in the case of Affiliates representing the purchase price of inventory or supplies purchased in the ordinary course of business) or guarantee or assumption of, or other contingent obligation with respect to, Indebtedness for Borrowed Money or other liability of such Person; (iii) any transfer or contribution of assets to an Unrestricted Subsidiary to the extent that the net book value of such assets is not paid in full at the time of transfer; and (iv) any amount that may, pursuant to the terms of such investment, be required to be paid, deposited, advanced, lent or extended to or guaranteed or assumed on behalf of such Person.

     "LEASE" shall mean a written operating lease agreement entered into between one of the Borrowers, as lessor, and a third party, as lessee, pursuant to which a Borrower leases to the third party for a fixed period of time one or more items of Equipment.

     "LEVERAGE RATIO" shall mean the ratio of the Debt of the Willis Companies (less any nonrecourse debt of the Unrestricted
     Subsidiaries) to their Adjusted Tangible Net Worth calculated based on the most recent financial statements furnished to the Banks in accordance herewith.

     "LIBO RATE" shall mean the arithmetic average of the rates of interest per annum (rounded upwards, if necessary to the next 1/16 of 1%) at which the Administrative Agent, individually, is offered deposits of United States Dollars by leading banks in the interbank eurodollar or eurocurrency market on or about eleven o'clock (11:00) a.m. London time two London Business Days prior to the commencement of the requested Interest Period in an amount substantially equal to the outstanding principal amount of the LIBO Rate Loan requested for a maturity of comparable duration to the Interest Period.

     "LIBO RATE LOAN" shall mean a Loan made at Adjusted LIBO Rate plus the Applicable Margin, pursuant to a request for advance made under Section 2.4 herein.

     "LIEN" shall mean any lien, mortgage, security interest, chattel mortgage, pledge or other encumbrance (statutory or otherwise) of any kind securing satisfaction of an obligation, including any agreement to give any of the foregoing, any conditional sales or other title retention agreement, any lease in the nature thereof, and the filing of or the agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction or similar evidence of any encumbrance, whether within or outside the United States.

     "LOAN" or "LOANS" shall mean LIBO Rate or Base Rate Revolving Loan or Loans or LIBO Rate or Base Rate Term Loan or Loans.

     "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Mortgage (as amended by Amendment No. 3 to Mortgage), the Security Agreement, the

     Guaranty, and all other documents directly related or incidental to said documents, the Loans or the Collateral.

     "MAJORITY BANKS" shall mean the Banks holding Loans and Revolving Loan Commitments representing more than 50% of the aggregate amount of Loans and Revolving Loan Commitments under this Credit Facility.

     "MATERIAL ADVERSE CHANGE" shall mean any event or condition which, in the reasonable determination of the Majority Banks, would result in a material adverse change in the financial condition, business, properties or profits of the Borrowers on a combined basis or which gives reasonable grounds to conclude that the Borrowers on a combined basis would likely not be able to perform or observe (in the normal course) their obligations under the Loan Documents to which they are a party, including but not limited to the Notes.

     "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect (i) on the financial condition, business, properties, or profits of the Borrowers on a combined basis, (ii) the ability of either Willis or WASI to perform its obligations under this Agreement, the Notes and the other Loan Documents, or (iii) the legality, validity or enforceability of this Agreement or the Notes or the rights and remedies of the holders of the Loans. Each Borrower acknowledges that it has, and throughout the term of this Credit Facility will have, financial information concerning the other, such as will be sufficient to allow it to properly evaluate a Material Adverse Effect.

     "MONTHLY LEASE PORTFOLIO AND RECEIVABLES REPORT" shall mean a report in summary form of the status of accounts receivable in respect of all Leases which are part of the Collateral in form and substance reasonably satisfactory to the Administrative Agent.

     "MORTGAGE" shall mean that certain Mortgage and Security Agreement made by Willis in favor of CoreStates Bank, N.A. (predecessor in interest to the Administrative Agent) dated as of June 27, 1997, recorded by the United States Federal Aviation Administration on July 9, 1997 and assigned Conveyance No. H90651, as amended pursuant to (i) Amendment No. 1 to Mortgage and Security Agreement, dated November 18, 1997, recorded by the United States Federal Aviation Administration on January 13, 1998 and assigned Conveyance No. P13938; and (ii) Amendment No. 2 to Mortgage and Security Agreement, dated June 5, 1998, filed with the United States Federal Aviation Administration on June 5, 1998 but not yet recorded. The Mortgage also includes a series of Mortgage Supplements heretofore made by Willis and recorded with the United States Federal Aviation Administration.

     "MULTIEMPLOYER PLAN" shall mean a multiemployer plan as defined in ERISA Section 4001(a)(3), which covers employees of the Borrowers or any ERISA Affiliate.

     "NET BOOK VALUE" of an item of Equipment shall be calculated as the lesser of: (i) the cost to Borrower of the Equipment; or (ii) Fair Market Value. In any event, the Net Book Value will be reduced utilizing depreciation methods consistent with current practice and Generally Accepted Accounting Principles.

     "NET INCOME" shall mean net income of the Willis Companies after taxes.

     "NET WORTH" shall mean, at any particular time, all amounts, in conformity with GAAP, that would be included as stockholder's equity on a consolidated balance sheet of the Willis Companies.

     "NOTE" or "NOTES" shall mean Revolving Note or Notes or Term Note or Notes.

     "OBLIGATIONS" shall mean all now existing or hereafter arising debts, obligations, covenants, and duties of payment or performance of every kind, matured or unmatured, direct or contingent, owing, arising, due, or payable to the Banks or the Administrative Agent by either Borrower arising out of this Agreement or any other Loan Document, including, without limitation, all obligations to repay principal of and interest on the Loans, all obligations related to Standby Letters of Credit, and all obligations related to any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement related to the foregoing, and to pay interest, fees, costs, charges, expenses, professional fees, and all sums chargeable to either Borrower or for which either Borrower is liable as indemnitor under the Loan Documents, whether or not evidenced by any note or other instrument.

     "OPERATING LEASE" shall mean, with respect to any Person, the aggregate amount which, in accordance with GAAP, is not required to be reported as a liability on the balance sheet of such Person at such time in respect of such Person's interest as lessee under an Operating Lease.

     "OTHER INDEBTEDNESS" shall mean Indebtedness for Borrowed Money
     (i) created for the purpose of refinancing Loans or Standby Letters of Credit outstanding under this Credit Facility or the Existing Debt; (ii) with a final maturity not less than the final maturity of this Credit Facility; (iii) with an average life no less than the remaining average life of this Credit Facility; (iv) with terms, covenants and conditions no more restrictive than those in this Agreement; and (v) with respect to which the initial advance rates on the assets financed with such Indebtedness for Borrowed Money are not less than those under this Credit Facility.

     "PARTS" shall mean components of an Aircraft, an Engine or any systems within an Aircraft or Engine owned by a Borrower that have either been removed from the Aircraft or Engine or have not yet been incorporated into an Aircraft or Engine.

     "PARTS PACKAGES" shall mean a grouping of Parts owned by a Borrower which are to be sold or leased by a Borrower to a third party.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

     "PENSION PLAN" shall mean, at any time, any Plan (including a Multiemployer Plan), the funding requirements of which (under ERISA Section 302 or Code Section 412) are, or at any time within the six years immediately preceding the time in question, were in whole or in part, the responsibility of Willis or WASI or any ERISA Affiliate of Willis or WASI.

     "PERMITTED LIENS" shall mean (i) any Liens for current taxes, assessments and other governmental charges not yet due and payable or being contested in good faith by Borrowers (or by a lessee) by appropriate proceedings and for which adequate reserves have been established by Borrowers as reflected in Borrowers' financial statements; (ii) any mechanic's, materialman's, carrier's, warehousemen's or similar Liens for sums not yet due or being contested in good faith by Borrowers (or by a lessee) by appropriate proceedings and for which adequate reserves have been established by Borrowers as reflected in Borrowers' financial statements; (iii) easements, rights-of-way, restrictions and other similar encumbrances on the real property or fixtures of Borrowers incurred in the ordinary course of business which individually or in the aggregate are not substantial in amount and which do not in any case materially detract from the value or marketability of the property subject thereto or interfere with the ordinary conduct of the business of Borrowers; (iv) Liens (other than Liens imposed on any property of Borrowers pursuant to ERISA or Section 412 of the
     Code) incurred or deposits made in the ordinary course of business, including Liens in connection with workers' compensation, unemployment insurance and other types of social security and Liens to secure performance of tenders, statutory obligations, surety and appeal bonds (in the case of appeal bonds such Lien shall not secure any reimbursement or indemnity obligation in an amount greater than $2,500,000), bids, leases that are not Capitalized Leases, performance bonds, sales contracts and other similar obligations, in each case, not incurred in connection with the obtaining of credit or the payment of a deferred purchase price, and which do not, in the aggregate, result in a Material Adverse Effect; (v) Liens, if any, existing on the date hereof and listed in Schedule 1 hereto; (vi) Liens in favor of First Union, as Administrative Agent, in the Collateral as contemplated by this Agreement and the other Loan Documents;
     (vii) the rights of a lessee to utilize the Collateral pursuant to the terms of a Lease; (viii) Liens securing Other Indebtedness
     (but such Liens shall be limited to the assets of the Borrower being refinanced with the proceeds of such Other Indebtedness);
     (ix) purchase money Liens securing Debt not to exceed $500,000 in the aggregate, as permitted under Section 6.9(c) hereto; and (x) Liens against the Shares (as defined in the Security Agreement) and records relating to the Shares of Unrestricted Subsidiaries as contemplated by Section 6.9(h) hereto.

     "PERSON" shall mean any individual, corporation, partnership, joint venture, association, company, business trust or entity, or other entity of whatever nature.

     "PLAN" shall mean an employee benefit plan as defined in Section 3(3) of ERISA, other than a Multiemployer Plan, whether formal or informal and whether legally binding or not.

     "POTENTIAL DEFAULT" shall mean an event, condition or circumstance that with the giving of notice or lapse of time or both would become an Event of Default.

     "PRIME RATE" shall mean, for any day, the prime commercial lending rate of the Administrative Agent, as announced from time to time at its head office.

     "PROHIBITED TRANSACTION" shall mean a transaction that is prohibited under Code Section 4975 or ERISA Section 406 and not exempt under Code Section 4975 or ERISA Section 408.

     "REGULATION" shall mean any statute, law, ordinance, regulation, order or rule of any United States or foreign, federal, state, local or other government or governmental body, including, without limitation, those covering or related to banking, financial transactions, securities, public utilities, environmental control, energy, safety, health, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wages and hours, employee benefits, and price and wage control matters.

     "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as it may be amended from time to time.

     "REGULATORY CHANGE" shall mean any change after the date of this Agreement in any Regulation (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests of or under any Regulation (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof applying to a class of banks including any one of the Banks but excluding any foreign office of any Bank.

     "RELEASE" shall mean without limitation, the presence, leaking, leaching, pouring, emptying, discharging, spilling, using, generating, manufacturing, refining, transporting, treating, or storing of Hazardous Substances at, into, onto, from or about the property or the threat thereof, regardless of whether the result of an intentional or unintentional action or omission, and which is in violation of applicable law.

     "REPORTABLE EVENT" shall mean, with respect to a Pension Plan: (i) Any of the events set forth in ERISA Sections 4043(b) (other than a reportable event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations) or 4063(a) or the regulations thereunder, (ii) an event requiring either Borrower or any ERISA Affiliate to provide security to a Pension Plan under Code Section 401(a)(29) and (iii) any failure by either Borrower or any ERISA Affiliate to make payments required by Code Section 412(m).

     "REQUEST FOR ADVANCE" shall have the meaning set forth in Section
     2.4.

     "REQUIRED BANKS" shall mean the Banks holding Loans and Revolving Loan Commitments representing at least two-thirds ( ) of the aggregate amount of Loans and Revolving Loan Commitments under this Credit Facility.

     "RESERVE PERCENTAGE" shall mean, for any LIBO Rate Loan for any Interest Period, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D by the Bank against "Eurocurrency liabilities" (as such term is used in Regulation D) but without benefit of credit proration, exemptions, or offsets that might otherwise be available to the Bank from time to time under Regulation D. Without limiting the effect of the foregoing, the Reserve Percentage shall reflect any other reserves required to be maintained by the Bank against (i) any category of liabilities which includes deposits by reference to which the rate for LIBO Rate Loans is to be determined; or (ii) any category of extension of credit or other assets which include LIBO Rate Loans. The Adjusted LIBO Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

     "RESTRICTED SUBSIDIARY" shall mean any Subsidiary, direct or indirect, of either of the Borrowers that is not an Unrestricted Subsidiary.

     "REVOLVING LOAN" shall have the meaning set forth in Section 2.1.

     "REVOLVING LOAN COMMITMENT" shall have the meaning set forth in
     Section 2.1.

     "REVOLVING LOAN COMMITMENT FEE" shall have the meaning set forth in Section 2.5.

     "REVOLVING LOAN COMMITMENT PERCENTAGE" shall mean with respect to each Bank the percentage set forth opposite its name in Exhibit A hereto.

     "REVOLVING LOAN TERMINATION DATE" shall have the meaning set forth in Section 2.1.

     "REVOLVING CREDIT NOTE" or "REVOLVING CREDIT NOTES" shall have the meaning set forth in Section 2.2.

     "SECURITY AGREEMENT" shall mean the Security Agreement in form and substance attached hereto as Exhibit F.

     "SENIOR DEBT" shall mean Debt of the Willis Companies, less (i) any Debt that is expressly subordinated in writing (to the satisfaction of the Majority Banks) to the Borrower's obligations under the Credit Facility, (ii) unsecured guarantees of the debt of Unrestricted Subsidiaries, and (iii) any nonrecourse Debt of any Unrestricted Subsidiaries.

     "SOLVENT" shall mean, with respect to any Person, that the aggregate present fair saleable value of such Person's assets is in excess of the total amount of its probable liabilities on its existing debts as they become absolute and matured, such Person has not incurred debts beyond its foreseeable ability to pay such debts as they mature, and such Person has capital adequate to conduct the business it is presently engaged in or is about to engage in.

     "STANDBY LETTER OF CREDIT" shall mean only those standby letters of credit issued pursuant to a completed application on the form of letter of credit application required by the Administrative Agent at the time of the request for each Standby Letter of Credit.

     "SUBSIDIARY" shall mean a corporation or other entity the shares of stock or other equity interests of which having ordinary voting power (other than stock or other equity interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or both, by either Borrower.

     "SYNDICATION AGENT" shall have the meaning set forth in the Preamble to this Agreement, and shall also mean and include any successor Syndication Agent appointed pursuant to Section 10.6 hereto.

     "TANGIBLE NET WORTH" shall mean Net Worth, minus Intangible
     Assets.

     "TERM LOAN" or "TERM LOANS" shall have the meaning set forth in
     Section 2.8.

     "TERM LOAN MATURITY DATE" shall mean, with respect to any Term Loan, four years from its Conversion Date.

     "TERM NOTE" or "TERM NOTES" shall have the meaning set forth in
     Section 2.8.

     "TERMINATION EVENT" shall mean, with respect to a Pension Plan:
     (i) a Reportable Event, (ii) the termination of a Pension Plan, or the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination under ERISA Section 4041(c), (iii) the institution of proceedings to terminate a Pension Plan under ERISA Section 4042 or (iv) the appointment of a trustee to administer any Pension Plan under ERISA Section 4042.

     "UNFUNDED PENSION LIABILITIES" shall mean, with respect to any Pension Plan at any time, the amount determined by taking the accumulated benefit obligation, as disclosed in accordance with Statement of Accounting Standards No. 87, over the fair market value of Pension Plan assets.

     "UNRECOGNIZED RETIREE WELFARE LIABILITY" shall mean, with respect to any Plan that provides post-retirement benefits other than pension benefits, the amount of the accumulated post-retirement benefit obligation, as determined in accordance with Statement of Financial Accounting Standards No. 106, as of the most recent valuation date. Prior to the date such statement is applicable to either Borrower, such amount of the obligation shall be based on an estimate made in good faith.

     "UNRESTRICTED SUBSIDIARY" shall mean any Subsidiary of either Borrower designated as an unrestricted subsidiary by the Borrowers. In no event shall WASI be designated as an Unrestricted Subsidiary.

     "WILLIS COMPANIES" shall mean Willis and its consolidated
     Subsidiaries, including, without limitation, WASI.

   1.2. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles consistent with those applied in the preparation of the financial statements referred to in Section 3.6, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

                          2.  THE CREDIT

   2.1.   THE REVOLVING LOANS.

     (a) REVOLVING LOANS; REVOLVING LOAN COMMITMENT. Subject to the terms and conditions herein set forth and in reliance upon the representations, warranties and covenants contained herein, each Bank agrees, severally and not jointly, to make revolving credit loans (collectively, the "REVOLVING LOANS" and individually a "REVOLVING LOAN") to the Borrowers during the period beginning on the date hereof and ending on September 30, 2000 or on the earlier date of termination in full, pursuant to Section 2.6, Section 2.7 or Section 8.1 hereof, of the obligations of such Bank under this Section 2.1 (September 30, 2000 or such earlier date of termination being herein called the "REVOLVING LOAN TERMINATION DATE") in amounts not to exceed at any time outstanding, in the aggregate, the commitment amount set forth opposite the name of such Bank on Exhibit A hereto (each such amount, as the same may be reduced pursuant to Section 2.6 hereof being hereinafter called such Bank's "REVOLVING LOAN COMMITMENT"). The Banks' collective commitment to make Revolving Loans under this Credit Facility shall be the "AGGREGATE REVOLVING LOAN COMMITMENT," and shall include a $3,000,000 sublimit for Standby Letters of Credit. All Revolving Loans shall be made by the Banks simultaneously and PRO RATA in accordance with their respective Revolving Loan Commitments. All Revolving Loans shall be made to the Borrowers at the primary office of the Administrative Agent in Philadelphia located at Broad and Chestnut Streets, Philadelphia, Pennsylvania 19101. The Revolving Loan Commitment may be renewed annually at the Borrowers' request and the sole discretion of the Banks.

     (b) INTEREST RATE OPTIONS. Revolving Loans shall bear interest at (i) the Base Rate plus the Applicable Margin for Revolving Loans, or (ii) Adjusted LIBO Rate plus the Applicable Margin for Revolving Loans, provided that, in the case of LIBO Rate Loans, (a) not more than five such Loans may be outstanding at any one time, and (b) no LIBO Rate Loan may have an Interest Period extending beyond the Revolving Loan Termination Date unless it is converted to a Term Loan pursuant to the provisions of this Agreement.

     (c) MAXIMUM LOANS OUTSTANDING. The Borrowers shall not be entitled to any new Revolving Loan if, after giving effect to such Loan, the unpaid amount of the then outstanding Loans would exceed the lesser of (i) the Aggregate Revolving Loan Commitment or (ii) the then current Borrowing Base, as stated in the most recent Borrowing Base Certificate furnished to the Banks as provided herein. For purposes of determining the amount of Revolving Loans outstanding, the Standby Letters of Credit issued pursuant to
Section 2.3 hereof shall be deemed Revolving Loans and shall be added to the Revolving Loans outstanding to determine the aggregate Revolving Loans outstanding.

     (d) MINIMUM LOAN AMOUNT. Except for Loans which exhaust the full remaining amount of the Aggregate Revolving Loan Commitment and conversions which result in the conversion of all Loans subject to a particular interest rate option, each of which may be in lesser amounts, (i) each LIBO Rate Loan when made (and each conversion of Base Rate Loans into LIBO Rate Loans) shall be in an amount at least equal to $3,000,000 or, if greater, then in such minimum amount plus $100,000 multiples, and (ii) each Base Rate Loan when made (and each conversion of LIBO Rate Loans into Base Rate Loans) shall be in an amount at least equal to $150,000.

     (e) PREPAYMENT AND REBORROWING. Prior to the Revolving Loan Termination Date and within the limits of the Aggregate Revolving Loan Commitment and the Borrowing Base, the Borrowers may borrow, prepay and reborrow Revolving Loans. All Revolving Loans shall mature and be due and payable on the Revolving Loan Termination Date unless they are converted to Term Loans pursuant to Section 2.8.

     (f) REVOLVING LOAN COMMITMENT PERCENTAGES. The obligation of each Bank to make a Revolving Loan to any Borrower at any time shall be limited to its percentage (the "REVOLVING LOAN COMMITMENT PERCENTAGE") as set forth opposite its name on Exhibit A hereto multiplied by the aggregate principal amount of the Revolving Loan requested. The principal amounts of the respective Revolving Loans made by the Banks on the occasion of each Borrowing shall be pro rata in accordance with their respective Revolving Loan Commitment Percentages. No Bank shall be required or permitted to make any Loan if, immediately after giving effect to such Loan, and the application of the proceeds of a Loan to the extent applied to the repayment of the Loans, the sum of such Bank's Loans outstanding would exceed such Bank's Revolving Loan Commitment.

     (g) SEVERAL OBLIGATIONS. The failure of any one or more Banks to make Revolving Loans in accordance with its or their obligations shall not relieve the other Banks of their several obligations hereunder, but in no event shall the aggregate amount at any one time outstanding which any Bank shall be required to lend hereunder exceed its Revolving Loan Commitment.

   2.2. THE REVOLVING NOTES. The Revolving Loans made by each Bank shall be evidenced by a single promissory note of the Borrowers under which they shall be jointly and severally liable (each such promissory note as it may be amended, extended, modified or renewed a "REVOLVING CREDIT NOTE" and together the "REVOLVING CREDIT NOTES") in principal face amount equal to such Bank's Revolving Loan Commitment, payable to the order of such Bank and otherwise in the form attached hereto as Exhibit C. The Revolving Credit Notes shall be dated the date of issuance, shall bear interest at the rate per annum and be payable as to principal and interest in accordance with the terms hereof. Each outstanding Revolving Loan shall be due and payable as set forth in Section hereof unless the maturity of said Loans is accelerated as provided in Section 2.6 or Section 8.1 hereof or converted as provided in Sections 2.8 or 2.7 hereof. Notwithstanding the stated amount of any Revolving Credit Note, the liability of the Borrowers under each Revolving Credit Note shall be limited at all times to the outstanding principal amount of the Revolving Loans by each Bank evidenced thereby, plus all interest accrued thereon and the amount of all costs and expenses then payable hereunder, as established by each such Bank's books and records, which books and records shall be conclusive absent manifest error.

   2.3. STANDBY LETTERS OF CREDIT. The Administrative Agent, under the terms and subject to the conditions of this Agreement, on behalf of itself and each other Bank in the same proportions as each Bank's Revolving Loan Commitment bears to the Aggregate Revolving Loan Commitment, shall provide Standby Letters of Credit to the Borrowers, from time to time prior to the Revolving Loan Termination Date, as requested by the Borrowers, provided that
(i) the aggregate amount of Standby Letters of Credit outstanding at any one time shall not exceed $3,000,000 or such lesser amount, if any, as will, when added to the amount of the Revolving Loans then outstanding, aggregate more than the Aggregate Revolving Loan Commitment (or such lesser amount as the Borrowers are entitled to borrow hereunder at such time by reason of the limitation of the Borrowing Base or otherwise); (ii) no Standby Letter of Credit shall be for a term longer than one year; and (iii) no Standby Letters of Credit shall be required to be issued when any Event of Default or Potential Default exists.

     The Borrowers shall request a Standby Letter of Credit by delivering a completed letter of credit application to the Administrative Agent on such form as may be specified by the Administrative Agent not less than three Business Days prior to the date specified by the Borrowers as the date the Standby Letter of Credit is to be issued. The standard form of the Administrative Agent's letter of credit application as currently in effect shall be used. The Administrative Agent shall notify the Banks promptly after the issuance of any Standby Letter of Credit and will provide the Banks copies of the periodic Borrowing Base Certificates showing the current balance of outstanding Standby Letters of Credit, as delivered by the Borrowers to the Administrative Agent.

     Standby Letters of Credit fees will be equal to the Applicable Margin for LIBO Rate Loans on an annual basis, calculated on the basis of the days actually elapsed in a year of 360 days (paid to the Administrative Agent for distribution to the Banks) plus a Fronting Fee of 0.125% per year to be paid to the Fronting Bank for its own account. Such Fees will be calculated based on the aggregate stated amount for each Letter of Credit, and will be due quarterly in arrears, commencing on the last Business Day of the calendar quarter in which the Standby Letter of Credit is issued.

     If any obligation of the Borrowers to pay money in connection with any Standby Letter of Credit is not met when requested by the Administrative Agent as permitted by the applicable letter of credit application and the reimbursement agreement contained therein, the amount due shall be funded automatically by a Revolving Loan which Loan shall be made without regard to any minimum borrowing requirement, condition precedent herein, or Event of Default hereunder which would otherwise entitle any Bank or the Banks not to provide such Revolving Loan, and each Bank shall make its proportionate share of such Revolving Loan. Any obligation of the Borrowers to pay money in connection with any Standby Letter of Credit or the application therefor shall be deemed secured as if made as a Loan hereunder. In the event the Borrowers shall terminate the Aggregate Revolving Loan Commitment as provided in Section and shall pay the outstanding principal amount of the Revolving Loans in full and with interest or the Revolving Loan Termination Date shall occur at a time when one or more Standby Letters of Credit remain outstanding, then the Borrowers shall furnish to the Administrative Agent within two Business Days such amount of cash, to be held as cash collateral and invested in certificates of deposit of the Administrative Agent with interest payable to the Borrowers, as will pay the maximum amount which may be drawn by beneficiaries of Standby Letters of Credit outstanding at the date of such termination or the Revolving Loan Termination Date, as applicable.

   2.4.   FUNDING PROCEDURES.

     (a) REQUEST FOR ADVANCE. Each request for a Revolving Loan or the conversion or renewal of an interest rate with respect to a Loan shall be made not later than 2:00 p.m. eastern prevailing time on a Business Day by delivery to the Administrative Agent of a written request signed by the Borrowers or, in the alternative, a telephone request followed promptly by written confirmation of the request (a "REQUEST FOR ADVANCE"), specifying the date and amount of the Loan to be made, converted or renewed, selecting the interest rate option applicable thereto, and in the case of LIBO Rate Loans, specifying the Interest Period applicable to such Loans. The form of request to be used in connection with the making, conversion or renewal of Loans shall be that form provided to the Borrowers by the Administrative Agent. Each request shall be received not less than one Business Day prior to the date of the proposed borrowing, conversion or renewal in the case of Base Rate Loans, and three London Business Days prior to the date of the proposed borrowing, conversion or renewal in the case of LIBO Rate Loans. No request shall be effective until actually received in writing by the Administrative Agent. The Borrowers may not request more than three advances per week. Each request for advance shall be for Loans at a single interest rate option.

     (b) ACTIONS BY THE ADMINISTRATIVE AGENT. Upon receipt of a Request for Advance and if the conditions precedent provided herein shall be satisfied at the time of such request, the Administrative Agent promptly shall notify each Bank of such request and of such Bank's ratable share of such Loan. Upon receipt by the Administrative Agent of a Request for Advance, the request shall not be revocable by the Borrowers.

     (c) AVAILABILITY OF FUNDS. Not later than 1:00 p.m. eastern prevailing time on the date of each Loan, each Bank shall make available (except as provided in clause (d) below) its ratable share of such Loan, in immediately available funds, to the Administrative Agent at the address set forth opposite its name on the signature page hereof or at such account in London as the Administrative Agent shall specify to the Borrowers and the Banks. Unless the Administrative Agent knows that any applicable condition specified herein has not been satisfied, it will make the funds so received from the Banks immediately available to the Borrowers on the date of each Loan by a credit to the account of the Borrowers at the Administrative Agent's aforesaid address.

     (d) FUNDING ASSUMPTIONS. Unless the Administrative Agent shall have been notified by any Bank at least one Business Day prior to the date of the making, conversion or renewal of any LIBO Rate Loan, or by 3:00 p.m. eastern prevailing time on the date a Base Rate Loan is requested, that such Bank does not intend to make available to the Administrative Agent, such Bank's portion of the total amount of the Loan to be made, converted or renewed on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on the date of the Loan and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If and to the extent such Bank shall not have so made such funds available to the Administrative Agent, such Bank agrees to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate plus 50 basis points for three Business Days, and thereafter at the Base Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amounts so repaid shall constitute such Bank's Loan for purposes of this Agreement. If such Bank does not repay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrowers, and the Borrowers shall immediately pay such corresponding amount to the Administrative Agent, without any prepayment penalty or premium, but with interest on the amount repaid, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Administrative Agent, at the rate of interest applicable at the time to such Loan. Nothing herein shall be deemed to relieve any Bank of its obligation to fulfill its Revolving Loan Commitment hereunder or to prejudice any rights which the Borrowers may have against any Bank as a result of any default by such Bank hereunder.

     (e) PROCEEDS OF LOAN BEING REPAID. If the Banks make a Loan on a day on which all or any part of an outstanding Loan from the Banks is to be repaid, each Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Administrative Agent as provided in clause (c).

   2.5. REVOLVING LOAN COMMITMENT FEE. The Borrowers agree to pay to the Administrative Agent for the account of each Bank as compensation for the Aggregate Revolving Loan Commitment, a fee based on the average daily unused committed amount of the Revolving Credit Facility (the "REVOLVING LOAN COMMITMENT FEE") computed as indicated on the chart set forth on Exhibit D hereto, based on the then applicable Leverage Ratio of the Borrowers. The Revolving Loan Commitment Fee shall be payable quarterly in arrears on the first day of each January, April, July and October, commencing October 1, 1998 (for the three month period or portion thereof ended on the preceding day), and on the Revolving Loan Termination Date. The Revolving Loan Commitment Fee shall be calculated on the basis of the actual number of days elapsed in a 360-day year.

   2.6.   REDUCTION OR TERMINATION OF REVOLVING LOAN COMMITMENTS.

          (a) VOLUNTARY. The Borrowers may at any time, on not less than one Business Days' written notice, terminate or permanently reduce the Aggregate Revolving Loan Commitment pro rata among the Banks, provided that any reduction shall be in the minimum amount of $1,000,000 or a multiple thereof and that no such reduction shall cause the principal amount of Loans and Standby Letters of Credit outstanding to exceed the reduced Aggregate Revolving Loan Commitment or the Borrowing Base, whichever is less.

          (b) REVOLVING LOAN COMMITMENT TERMINATION. In the event the Aggregate Revolving Loan Commitment is terminated, the Revolving Loan Termination Date shall be accelerated to the date of such termination and Borrowers shall, simultaneously with such termination, repay the Revolving Loans in accordance with Section 2.12.

   2.7. MANDATORY PREPAYMENTS; CONVERSION TO TERM LOANS. If the aggregate principal amount of advances and the face amount of Standby Letters of Credit outstanding under this Credit Facility at any time exceeds the total Borrowing Base, the Borrowers shall make immediate prepayments to reduce such outstanding advances under the Loans, plus the face amount of such Standby Letters of Credit to an amount not to exceed the Borrowing Base; provided, however, that if (i) this mandatory prepayment is required by a reduction to the Borrowing Base necessitated by the results of an appraisal of the Equipment, and (ii) the amount of the required mandatory prepayment would not exceed 15% of all advances then outstanding under the Credit Facility, the Borrowers may elect to convert all outstanding advances under the Credit Facility to Term Loans pursuant to Section 2.8(b). Such conversion will immediately cause the Revolving Loan Termination Date to accelerate and the Banks will have no further obligation to make any Revolving Credit Loans under this Agreement.

   2.8.   TERM LOANS.

     (a) CONVERSION ON REVOLVING LOAN TERMINATION DATE. On the Revolving Loan Termination Date, all or a portion of the Revolving Loans then outstanding may at Borrowers' option be converted to term loans in accordance with the provisions of this Section 2.8 (individually, a "TERM LOAN" and collectively, the "TERM LOANS"). All Term Loans so created shall mature on the applicable Term Loan Maturity Date. Any and all amounts not so converted shall be due and payable on the Revolving Loan Termination Date.

     (b) CONVERSION PRIOR TO REVOLVING LOAN TERMINATION DATE; TERMINATION OF REVOLVING CREDIT FACILITY. If the Borrowers have the option of converting their Revolving Loans to Term Loans pursuant to Section 2.7, such conversion will immediately terminate the Revolving Credit Facility.

     (c) INTEREST RATE OPTIONS. Term Loans shall bear interest at (i) the Base Rate plus the Applicable Margin for Term Loans, or (ii) the Adjusted LIBO Rate plus the Applicable Margin for Term Loans, provided that in the case of LIBO Rate Term Loans, (a) not more than five such Loans may be outstanding at any one time, (b) any Term Loan may, at the Borrowers' option, continue the Interest Period assigned to the Revolving Loan from which it was converted, if such Interest Period would expire after the Conversion Date, and (c) no LIBO Rate Term Loan may have an Interest Period extending beyond the Term Loan Maturity Date.

     (d) THE TERM NOTES. Each Term Loan created at the Revolving Facility Termination Date or any Conversion Date shall be evidenced by a separate promissory note of the Borrowers, under which they shall be jointly and severally liable, substantially in the form of Exhibit I hereto (each such promissory note as it may be amended, extended, modified or renewed a "TERM NOTE" and together the "TERM NOTES.")

     (e) AMORTIZATION OF TERM LOANS. Each Term Loan shall require quarterly principal payments every three months (commencing three months from the Conversion Date) based upon the amortization schedules set forth in Subsections 2.8(e)(i) and (ii) below, with the final payment of all amounts outstanding, plus accrued interest, coming due four years from such Term Loan's Conversion Date (such date with respect to a Term Loan being the "TERM LOAN MATURITY DATE").

           (i) To the extent the aggregate outstanding balance of the Revolving Loans on the Conversion Date is equal to or less than the Engine and Aircraft Advance Amount calculated as of the Conversion Date, such principal balance, when converted into Term Loans, shall be amortized as follows: During the period from the Conversion Date to the day before the first anniversary of the Conversion Date, 14.4% of the aggregate principal balance existing on the Conversion Date shall be repaid in four equal quarterly installments; during the period from the first anniversary of the Conversion Date to the day before the second anniversary of the Conversion Date, 15.6% of the aggregate principal balance existing on the Conversion Date shall be repaid in four equal quarterly installments; during the period from the second anniversary of the Conversion Date to the day before the third anniversary of the Conversion Date, 16.8% of the aggregate principal balance existing on the Conversion Date shall be repaid in four equal quarterly installments; during the period from the third anniversary of the Conversion Date to the day before the fourth anniversary of the Conversion Date, 18.0% of the aggregate principal balance existing on the Conversion Date shall be repaid in four equal quarterly installments; and on the fourth anniversary of the Conversion Date, the entire remaining principal balance (35.2% of the aggregate principal balance existing on the Conversion Date) shall be repaid in full.

           (ii) To the extent that the aggregate outstanding balance of the Revolving Loans on the Conversion Date exceeds the Engine and Aircraft Advance Amount calculated as of the Conversion Date, such excess principal balance, when converted into Term Loans, shall be amortized as follows: during each successive one-year period following the Conversion Date, 25.0% of the aggregate excess principal balance existing on the Conversion Date shall be repaid in four equal quarterly installments.

   2.9. PAYMENT OF ADDITIONAL AMOUNT. If any principal of a LIBO Rate Loan shall be repaid (whether upon mandatory or voluntary prepayment, reduction of the Aggregate Revolving Loan Commitment after acceleration or for any other reason) or converted to a Base Rate Loan prior to the last day of the Interest Period applicable to such LIBO Rate Loan or if the Borrowers fail for any reason to borrow a LIBO Rate Loan after giving irrevocable notice pursuant to Section 2.4, they shall pay to each Bank, in addition to the principal and interest then to be paid, such additional amounts as may be necessary to compensate each Bank for all direct and indirect costs and losses (including losses resulting from redeployment of prepaid or unborrowed funds at rates lower than the cost of such funds to such Bank, and including lost profits incurred or sustained by such Bank) as a result of such repayment or failure to borrow (the "ADDITIONAL AMOUNT"). The Additional Amount (which each Bank shall take reasonable measures to minimize) shall be specified in a written notice or certificate delivered to the Borrowers by the Administrative Agent in the form provided by each Bank sustaining such costs or losses. Such notice or certificate shall contain a calculation in reasonable detail of the Additional Amount to be compensated and shall be conclusive as to the facts and the amounts stated therein, absent manifest error.

   2.10.  INTEREST.

     (a) BASE RATE LOANS. Each Base Rate Loan shall bear interest on the unpaid principal balance thereof from day to day at a rate per annum which at all times shall be equal to the Base Rate plus the Applicable Margin. Interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as applicable, for the actual days elapsed, if the Base Rate is equal to the prime rate of the Administrative Agent. Interest on Base Rate Loans shall be computed on the basis of a year of 360 days, for the actual days elapsed, if the Base Rate is equal to the Federal Funds Rate plus 1/2 of 1% per annum.

     (b) LIBO RATE LOANS. Each LIBO Rate Loan shall bear interest from its effective date on the unpaid principal amount thereof at Adjusted LIBO Rate plus the Applicable Margin. Interest on LIBO Rate Loans shall be computed on the basis of a year of 360 days, for the actual days elapsed, and shall be payable on the last day of the applicable Interest Period, or quarterly, whichever is earlier. If a LIBO Rate Loan is for a period of three months or more, it shall be payable quarterly.

     (c) CONVERSION TO BASE RATE. Unless the Borrowers shall have elected in accordance with the provisions of Section 2.4 or this Section 2.10 that LIBO Rate apply to the one, two, three or six-month period immediately succeeding a particular Interest Period, upon the termination of such Interest Period the applicable Loan shall bear interest at the Base Rate plus the Applicable Margin until such time as the Borrowers elect to request a new LIBO Rate Loan for a subsequent Interest Period.

     (d) RENEWALS AND CONVERSIONS. The Borrowers shall have the right to convert Base Rate Loans into LIBO Rate Loans, and vice versa, and to renew LIBO Rate Loans from time to time, provided that: (i) the Borrowers shall give the Administrative Agent notice of each permitted conversion or renewal;
(ii) LIBO Rate Loans may be converted or renewed only as of the last day of the applicable Interest Period for such Loans; (iii) without the consent of the Majority Banks, no Base Rate Loan may be converted into a LIBO Rate Loan, and no Interest Period may be renewed if on the proposed date of conversion an Event of Default, or Potential Default exists or would thereby occur. The Administrative Agent shall use its best efforts to notify the Borrowers and the Banks of the effectiveness of such conversion or renewal, and the new interest rate to which the converted or renewed Loan is subject, as soon as practicable after the conversion; provided, however, that any failure to give such notice shall not affect the Borrowers' obligations or the Banks' rights and remedies hereunder in any way whatsoever.

     (e) INTERIM PAYMENTS AT BASE RATE. If at any time the Borrowers request that Adjusted LIBO Rate plus the Applicable Margin be applicable to a Loan for a particular Interest Period and a payment of principal is due within such period (other than on the last day of such Interest Period), only that portion of that Loan equal to the outstanding principal amount of the Loan less the principal installment due during such period shall bear interest at Adjusted LIBO Rate plus the Applicable Margin for such Interest Period. The portion of that Loan equal to the principal installment due during such period shall bear interest at the Base Rate plus the Applicable Margin.

     (f)  REINSTATEMENTS.  The liability of the Borrowers under this Section
2.10 shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the payments to the Banks is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrowers or any other Person, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Borrowers or any other Person or any substantial part of its property, or otherwise, all as though such payment had not been made.

   2.11.  VOLUNTARY PREPAYMENTS.

     (a) BASE RATE LOANS. On one Business Day's notice to the Administrative Agent, the Borrowers may, without penalty, at their option, prepay any Base Rate Loan in whole at any time or in part from time to time, provided that each partial prepayment shall be in the minimum principal amount of $150,000 or, if greater, then in multiples thereof and, if less than $150,000 shall be outstanding, in principal amount equal to amount remaining outstanding. Notwithstanding the foregoing, prepayments may be made in connection with the release of collateral as provided in Section 9.3, which prepayments shall not be subject to the requirements of the previous sentence.

     (b) LIBO RATE LOANS. On three London Business Days' notice to the Administrative Agent, the Borrowers may, without penalty, at their option, prepay any LIBO Rate Loan in whole at any time or in part from time to time, provided that each partial prepayment shall be in the minimum principal amount of $1,000,000 or, if greater, then in multiples of $100,000 and, if less than $1,000,000 shall be outstanding, in principal amount equal to the amount remaining outstanding provided that if they shall prepay a LIBO Rate Loan prior to the last day of the applicable Interest Period, or shall fail to borrow any LIBO Rate Loan on the date such Loan is to be made, they shall pay to each Bank, in addition to the principal and interest then to be paid in the case of a prepayment, on such date of prepayment, the Additional Amount incurred or sustained by such Bank as a result of such prepayment or failure to borrow as provided in Section 2.9.

   2.12.  PAYMENTS.

     (a) ACCRUED INTEREST. Accrued interest on all Base Rate Loans shall be due and payable in arrears on the first Business Day of each calendar month. Interest on LIBO Rate Loans shall be payable in arrears on the last day of the applicable Interest Period or quarterly, whichever is earlier. Each Revolving Loan shall mature as provided in Section 2.1.

     (b) FORM OF PAYMENTS, APPLICATION OF PAYMENTS, PAYMENT ADMINISTRATION, ETC. Subject to the provisions of Section Section 11.7(b) hereto, all payments of principal, interest, fees, or other amounts payable by the Borrowers hereunder shall be applied to the Loans in such order and to such extent as shall be specified by the Borrowers by written notice to the Administrative Agent at the time of such payment or prepayment. Such payments shall be remitted in United States dollars to the Administrative Agent on behalf of the Banks at the address set forth opposite its name on the signature page hereof or at such office or account as the Administrative Agent shall specify to the Borrowers, in immediately available funds not later than 2:00 p.m. eastern prevailing time on the day when due. Whenever any payment is stated as due on a day which is not a Business Day, the maturity of such payment shall, except as otherwise provided in the definition of "Interest Period," be extended to the next succeeding Business Day and interest and commitment fees shall continue to accrue during such extension. The Borrowers authorize the Administrative Agent to deduct from any account of the Borrowers maintained at the Administrative Agent or over which the Administrative Agent has control any amount payable under this Agreement, the Notes or any other Loan Document which is not paid in a timely manner. The Administrative Agent's failure to deliver any bill, statement or invoice with respect to amounts due under this Section or under any Loan Document shall not affect the Borrowers' joint and several obligation to pay any installment of principal, interest or any other amount under this Agreement when due and payable.

     (c) DEMAND DEPOSIT ACCOUNT. The Borrowers shall maintain at least one demand deposit account with the Administrative Agent for purposes of this Agreement. The Borrowers authorize the Administrative Agent to deposit into said account all amounts to be advanced to the

Borrowers hereunder. Further, the Borrowers authorize the Administrative Agent (but the Administrative Agent shall not be obligated) to deduct from said account, or any other account maintained by the Borrowers at the Administrative Agent, any amount payable hereunder on or after the date upon which it is due and payable. Such authorization shall include but not be limited to amounts payable with respect to principal, interest, fees and expenses.

     (d) NET PAYMENTS. All payments made to the Banks by the Borrowers hereunder, under any Note or under any other Loan Document will be made without set off, counterclaim or other defense.

   2.13.  CHANGE IN CIRCUMSTANCES, YIELD PROTECTION.

     (a) CERTAIN REGULATORY CHANGES. If any Regulatory Change or compliance by any Bank with any request made after the date of this Agreement by the Board of Governors of the Federal Reserve System or by any Federal Reserve Bank or other central bank or fiscal, monetary or similar authority (in each case whether or not having the force of law) shall (i) impose, modify or make applicable any reserve, special deposit, Federal Deposit Insurance Corporation premium or similar requirement or imposition against assets held by, or deposits in or for the account of, or loans made by, or any other acquisition of funds for loans or advances by, any Bank; (ii) impose on any Bank any other condition regarding the Notes; (iii) subject any Bank to, or cause the withdrawal or termination of any previously granted exemption with respect to, any tax (including any withholding tax but not including any income tax not currently causing any Bank to be subject to withholding) or any other levy, impost, duty, charge, fee or deduction on or from any payments due from the Borrowers; or (iv) change the basis of taxation of payments from the Borrowers to any Bank (other than by reason of a change in the method of taxation of any Bank's net income); and the result of any of the foregoing events is to increase the cost to any Bank of making or maintaining any Loan or to reduce the amount of principal, interest or fees to be received by any Bank hereunder in respect of any Loan, the Administrative Agent will immediately so notify the Borrowers. If any Bank determines in good faith that the effects of the change resulting in such increased cost or reduced amount cannot reasonably be avoided or the cost thereof mitigated, then upon notice by the Administrative Agent to the Borrowers, the Borrowers shall pay to such Bank on each interest payment date of the Loan, such additional amount as shall be necessary to compensate that Bank for such increased cost or reduced amount.

     (b) CAPITAL ADEQUACY. If any Bank shall determine that any Regulation regarding capital adequacy or the adoption of any Regulation regarding capital adequacy, which Regulation is applicable to banks (or their holding companies) generally and not such Bank (or its holding company) specifically, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank (or its holding company) with any such request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, the Borrowers shall promptly pay to the Administrative Agent for the account of such Bank, upon the demand of such Bank, such additional amount or amounts as will compensate such Bank for such reduction.

     (c) ABILITY TO DETERMINE LIBO RATE. If the Administrative Agent shall determine (which determination will be made after consultation with any Bank requesting same and shall be, in the absence of fraud or manifest error, conclusive and binding upon all parties hereto) that by reason of abnormal circumstances affecting the interbank eurodollar or applicable eurocurrency market adequate and reasonable means do not exist for ascertaining the LIBO Rate to be applicable to the requested LIBO Rate Loan or that eurodollar or eurocurrency funds in amounts sufficient to fund all the LIBO Rate Loans are not obtainable on reasonable terms, the Administrative Agent shall give notice of such inability or determination by telephone to the Borrowers and to each Bank at least two Business Days prior to the date of the proposed Loan and thereupon the obligations of the Banks to make, convert other Loans to, or renew such LIBO Rate Loan shall be excused, subject, however, to the right of the Borrowers at any time thereafter to submit another request.

     (d) YIELD PROTECTION. Determination by a Bank for purposes hereof of the effect of any Regulatory Change or other change or circumstance referred to in this Section 2.13 on its costs of making or maintaining Loans or on amounts receivable by it in respect of the Loans and of the additional amounts required to compensate such Bank in respect of any additional costs, shall be made in good faith and shall be evidenced by a certificate, signed by an officer of such Bank and delivered to the Borrowers, as to the fact and amount of the increased cost incurred by or the reduced amount accruing to such Bank owing to such event or events. Such certificate shall be prepared in reasonable detail and shall be conclusive as to the facts and amounts stated therein, absent manifest error. The Borrowers shall pay such Bank the amount shown as due at the times required herein.

     (e) SYNDICATION COSTS. If, within 180 days from the Closing Date, any Agent incurs any breakage costs, charges or fees with respect to LIBO Rate Loans on account of the syndication of this Credit Facility, the Borrowers shall immediately reimburse such Agent for any such costs, charges or fees. Such right of reimbursement is in addition to, and not in limitation of, any other provisions of this Agreement. The Borrowers shall pay such Agent the amount shown as due on such notice within 10 days after its receipt of the same.

     (f) NOTICE OF EVENTS. The affected Bank will notify the Borrowers of any event occurring after the date of this Agreement that will entitle such Bank to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Said notice shall be in writing, shall specify the applicable Section or Sections of this Agreement to which it relates and shall set forth the amount or amounts then payable pursuant to this Section.

   2.14. ILLEGALITY. Notwithstanding any other provision in this Agreement, if the adoption of any applicable Regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for any Bank to (a) maintain its Revolving Loan Commitment, then upon notice to the Borrowers by the Administrative Agent, its Revolving Loan Commitment shall terminate; or (b) maintain or fund its LIBO Rate Loans, then upon notice to the Borrowers of such event, the Borrowers' outstanding LIBO Rate Loans shall be converted into Base Rate Loans.

   2.15. DISCRETION OF EACH BANK AS TO MANNER OF FUNDING. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Bank had actually funded and maintained each LIBO Rate Loan during each Interest Period for such Loan through the purchase of deposits in the relevant interbank market having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBO Rate, for such Interest Period.

   2.16. APPRAISALS. Within 20 days following the receipt by the Banks of the Borrowing Base Certificate covering the last month of a Fiscal Quarter, the Majority Banks may request that an appraisal be conducted with respect to Eligible Engines added to the Borrowing Base during the Fiscal Quarter just ended. The appraisal shall be a "desktop appraisal" (unless a Potential Default or an Event of Default then exists) and shall be conducted by an appraiser retained by the Appraisal Agent on behalf of the Banks, and the cost of each such appraisal will be paid by the Borrowers. In addition to paying the costs of the appraisals as aforesaid, for each year (measured from the Closing Date), or part thereof, that this Agreement remains in effect or that this Credit Facility remains available to the Borrowers, the Borrowers shall also pay the Appraisal Agent an Appraisal Agent fee in consideration for the Appraisal Agent's services under this Agreement. The Appraisal Agent fee shall be paid in advance on the first day of each such year, with the initial Appraisal Agent fee payable on the Closing Date.

                3.  REPRESENTATIONS AND WARRANTIES

     Each of the Borrowers represents and warrants to the Banks that:

   3.1. ORGANIZATION, STANDING. It (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power and authority necessary to own its assets, carry on its business and enter into and perform its obligations hereunder, and under each Loan Document to which it is a party, and (c) is qualified to do business and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

   3.2. CORPORATE AUTHORITY, VALIDITY, ETC. The making and performance of the Loan Documents to which it is a party are within its power and authority and have been duly authorized by all necessary corporate action. The making and performance of the Loan

Documents do not and under present law will not require any consent or approval not obtained of any of its shareholders, or any other person, do not and under present law will not violate any law, rule, regulation order, writ, judgment, injunction, decree, determination or award, do not violate any provision of its charter or by-laws, do not and will not result in any breach of any material agreement, lease or instrument to which it is a party, by which it is bound or to which any of its assets are or may be subject, and do not and will not give rise to any Lien upon any of its assets except the Lien in favor of the Administrative Agent contemplated hereby. The number of shares and classes of the capital stock of each Borrower and the ownership thereof are accurately set forth on Schedule 1 attached hereto; all such shares are validly issued, fully paid and non-assessable, and the issuance and sale thereof are in compliance with all applicable federal and state securities and other applicable laws. Further, neither Borrower is in default under any such agreement, lease or instrument except to the extent such default reasonably could not have a Material Adverse Effect. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Borrowers of any Loan Document to which it is a party or for the validity or enforceability thereof, except any filings or registrations expressly contemplated by the Loan Documents.

   3.3. VALIDITY OF LOAN DOCUMENTS. The Loan Documents, when executed and delivered, will be legal, valid, and binding obligations of the Borrowers, enforceable in accordance with their respective terms.

   3.4. LITIGATION. Except as disclosed on Schedule 1, there are no actions, suits or proceedings pending or, to the Borrowers' knowledge, threatened against or affecting the Borrowers or any of their assets before any court, government agency, or other tribunal which if adversely determined reasonably could have a Material Adverse Effect. If there is any disclosure on Schedule 1, the status (including the tribunal, the nature of the claim and the amount in controversy) of each such litigation matter as of the date of this Agreement is set forth in Schedule 1.

   3.5. ERISA. (a) The Borrowers and each ERISA Affiliate are in compliance in all material respects with all applicable provisions of ERISA and the regulations promulgated thereunder; and, neither either Borrower, nor any ERISA Affiliate maintains or contributes to or has maintained or contributed to any multiemployer plan (as defined in Section 4001 of ERISA) under which the Borrowers or any ERISA Affiliate could have any withdrawal liability; (b) neither the Borrowers nor any ERISA Affiliate, sponsors or maintains any Plan under which there is an accumulated funding deficiency within the meaning of Section 412 of the Code, whether or not waived; (c) the aggregate liability for accrued benefits and other ancillary benefits under each Plan that is or will be sponsored or maintained by the Borrowers or any ERISA Affiliate (determined on the basis of the actuarial assumptions prescribed for valuing benefits under terminating single-employer defined benefit plans under Title IV of ERISA) does not exceed the aggregate fair market value of the assets under each such defined benefit pension Plan; (d) the aggregate liability of the Borrowers and each ERISA Affiliate arising out of or relating to a failure of any Plan to comply with the provisions of ERISA or the Code, will not have a Material Adverse Effect; and (e) there does not exist any unfunded liability (determined on the basis of actuarial assumptions utilized by the actuary for the plan in preparing the most recent Annual Report) of the Borrowers or any ERISA Affiliate under any plan, program or arrangement providing post-retirement life or health benefits.

   3.6. FINANCIAL STATEMENTS. The consolidated financial statements of Willis as of and for the Fiscal Years ending December 31, 1997 and December 31, 1996, consisting of a balance sheet, a statement of operations, a statement of shareholders' equity, a statement of cash flows and accompanying footnotes, and the interim consolidated and consolidating financial statements of Willis as of June 30, 1998 furnished to the Banks in connection herewith, present fairly, in all material respects, the financial position, results of operations and operating statistics of the Borrowers as of the dates and for the periods referred to, in conformity with GAAP. Except as set forth on Schedule 1 hereto, there are no liabilities, fixed or contingent, which are not reflected in such financial statements, other than liabilities which are not required to be reflected in such balance sheets.

   3.7. NO MATERIAL ADVERSE CHANGE. Since December 31, 1997, there has been no Material Adverse Change.

   3.8. NOT IN DEFAULT, JUDGMENTS, ETC. No Event of Default or Potential Default under any Loan Document has occurred and is continuing. The Borrowers have satisfied all judgments (other than judgments which do not constitute an Event of Default under Section 8.1(f)), and are not in default under any order, writ, injunction, or decree of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board bureau, agency, or instrumentality, domestic or foreign.

   3.9. TAXES. The Borrowers have filed all federal, state, local and foreign tax returns and reports which they are required by law to file and as to which their failure to file would have a Material Adverse Effect, and have paid all taxes, including wage taxes, assessments, withholdings and other governmental charges which are presently due and payable, other than those being contested in good faith by appropriate proceedings, if any, and disclosed on Schedule 1. The tax charges, accruals and reserves on the books of the Borrowers are adequate to pay all such taxes that have accrued but are not presently due and payable.

   3.10. PERMITS, LICENSES, ETC. The Borrowers possess all permits, licenses, franchises, trademarks, trade names, copyrights and patents necessary to the conduct of their businesses as presently conducted or as presently proposed to be conducted, except where the failure to possess the same would not have a Material Adverse Effect.

   3.11. NO MATERIALLY ADVERSE CONTRACTS, ETC. To the best of their knowledge, the Borrowers are not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of their directors or officers has or is expected in the future to have a Material Adverse Effect. The Borrowers are not a party to any contract or agreement which in the judgment of their directors or officers has or is expected to have any Material Adverse Effect, except as otherwise reflected in adequate reserves.

   3.12.  COMPLIANCE WITH LAWS, ETC.

     (a) COMPLIANCE GENERALLY. The Borrowers are in compliance in all material respects with all Regulations applicable to their business (including obtaining all authorizations, consents, approvals, orders, licenses, exemptions from, and making all filings or registrations or qualifications with, any court or governmental department, public body or authority, commission, board, bureau, agency, or instrumentality), the noncompliance with which reasonably would likely have a Material Adverse Effect.

     (b) HAZARDOUS WASTES, SUBSTANCES AND PETROLEUM PRODUCTS. The Borrowers received all permits and filed all notifications necessary to carry on their business; and are in compliance in all material respects with all Environmental Control Statutes. The Borrowers have not given any written or oral notice, nor have they failed to give required notice, to the Environmental Protection Agency ("EPA") or any state or local agency with regard to any actual or imminently threatened Release of Hazardous Substances on properties owned, leased or operated by them or used in connection with the conduct of their business and operations. The Borrowers have not received notice that they are potentially responsible for costs of clean-up or remediation of any actual or imminently threatened Release of Hazardous Substances pursuant to any Environmental Control Statute. To the best of the Borrowers' knowledge, no real property owned or leased by them is in violation of any Environmental Laws and no Hazardous Substances are present on said real property in violation of applicable law. The Borrowers have not received any notice to the effect that they have been identified in any litigation, administrative proceedings or investigation as a potentially responsible party for any liability under any Environmental Laws. In the event that any Borrower becomes aware of any information indicating that either (i) any real property owned or leased by any Borrower is in violation of any Environmental Laws or any Hazardous Substances are present on said real property in violation of applicable law, or (ii) any Borrower has been identified in any litigation, administrative proceedings or investigation as a potentially responsible party for liability under any Environmental Laws, then the Borrowers shall update their representations, in accordance with the requirements of Section 3.20, and the Banks shall not be required to make further Loans or Standby Letters of Credit under this Credit Facility until the Borrowers establish adequate reserves (in the reasonable judgment of the Majority Banks) for any liability (including cleanup costs) and deliver revised financial statements to the Banks showing such reserves; provided, however, that no reserve shall be required for any such liabilities to the extent that they aggregate to less than $1,000,000.

   3.13. SOLVENCY. The Borrowers are, and after giving effect to the transactions contemplated hereby, will be, Solvent.

   3.14. SUBSIDIARIES, ETC. The Borrowers do not have any Subsidiaries, except as set forth in Schedule 1 hereto. Set forth in Schedule 1 hereto is a complete and correct list, as of the date of this Agreement, of all Investments held by the Borrowers in any joint venture or other Person.

   3.15. TITLE TO PROPERTIES, LEASES. The Borrowers have good and marketable title to all assets and properties reflected as being owned by them in their financial statements as well as to all assets and properties acquired since said date (except property disposed of since said date in the ordinary course of business). Except for the Liens set forth in Schedule 1 hereto and any other Permitted Liens, there are no Liens on any of such assets or properties. They have the right to, and do, enjoy peaceful and undisturbed possession under all material leases under which they are leasing property as a lessee. All such leases are valid, subsisting and in full force and effect, and none of such leases is in default, except where such default, either individually or in the aggregate, could not have a Material Adverse Effect.

   3.16. PUBLIC UTILITY HOLDING COMPANY; INVESTMENT COMPANY. Neither Willis nor WASI is a "public utility company" or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended; or a "public utility" within the meaning of the Federal Power Act, as amended. Further, neither Willis nor WASI is an "investment company" or an "affiliated person" of an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

   3.17. MARGIN STOCK. The Borrowers are not and will not be engaged principally or as one of their important activities in the business of extending credit for the purpose of purchasing or carrying or trading in any margin stocks or margin securities (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System as amended from time to time). Neither will they use or permit any proceeds of the Loans or Standby Letters of Credit to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stocks or margin securities.

   3.18. USE OF PROCEEDS. The Borrowers will use the proceeds of any Loan or Standby Letter of Credit to be made pursuant hereto for the purchase and refinancing of Equipment as contemplated herein, as well as for working capital and general corporate purposes.

   3.19. DEPRECIATION POLICIES. The Borrowers' depreciation policies with respect to the Equipment are as set forth on Exhibit H. These policies have been in effect substantially without change since January 1, 1997.

   3.20. DISCLOSURE GENERALLY. The representations and statements made by the Borrowers or on their behalf in connection with this Credit Facility and the Loans, including representations and statements in each of the Loan Documents, do not and will not contain any untrue statement of a material fact or omit to state a material fact or any fact necessary to make the representations made not materially misleading. No written information, exhibit, report, brochure or financial statement furnished by the Borrowers to the Banks in connection with this Credit Facility, the Loans, or any Loan Document contains or will contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading. Notwithstanding anything to the contrary in this Agreement, the Disclosure Schedule (Schedule 1) to this Agreement shall be promptly updated by the Borrowers whenever necessary to reflect events that have occurred which would make the latest Disclosure Schedule delivered by the Borrowers to the Banks inaccurate or misleading; provided, however, that no updating of the Disclosure Schedule shall operate to: (i) cure a breach of a representation or warranty previously made by any Borrower or Guarantor; (ii) modify any of the covenants or obligations of any Borrower or Guarantor under this Agreement or any other Loan Document (including any affirmative covenants, negative covenants or financial covenants); (iii) prevent the occurrence of the disclosed event from constituting a Potential Default or Event of Default if the occurrence of such event otherwise constitutes a Potential Default or Event of Default under this Agreement or any other Loan Document; or (iv) expand the definitions of "Existing Debt" or "Permitted Liens" allowed under this Agreement.

   3.21. YEAR 2000. The Borrowers have taken all action reasonably necessary to assess the risk that the computer applications they use in their business may be unable to properly perform date sensitive functions on or after December 31, 1999. The Borrowers have taken all remedial action reasonably necessary to avoid such risk.

                     4.  CONDITIONS PRECEDENT

   4.1. ALL LOANS. The obligation of each Bank to make any Loan or the Administrative Agent to issue any Standby Letter of Credit, is conditioned upon the following:

     (a) REQUEST FOR ADVANCE. The Borrowers shall have delivered and the Administrative Agent shall have received a Request for Advance in such form as the Administrative Agent may request from time to time.

     (b) BORROWING BASE CERTIFICATE. The Borrowers shall have delivered and the Banks shall have received a Borrowing Base Certificate dated the date of the Loan or Standby Letter of Credit requested under this Agreement.

     (c) GUARANTY. Each Restricted Subsidiary shall have duly authorized, executed and delivered a Guaranty in the form of Exhibit J hereto, and such Guaranty shall be in full force and effect.

     (d) COVENANTS; REPRESENTATIONS. The Borrowers shall be in compliance with all covenants, agreements and conditions in each Loan Document and each representation and warranty contained in each Loan Document shall be true with the same effect as if such representation or warranty had been made on the date such Loan or Standby Letter of Credit, as applicable, is made or issued, except to the extent such representation or warranty relates to a specific prior date.

     (e) DEFAULTS. Immediately prior to and after giving effect to such transaction, no Event of Default or Potential Default shall exist.

     (f) MATERIAL ADVERSE CHANGE. Since December 31, 1997, there shall not have been any Material Adverse Change.

   4.2. CONDITIONS TO FIRST LOAN. In addition to the conditions to all Loans and Standby Letters of Credit as provided in Section , the obligation of each Bank to make its first Loan is conditioned upon the following:

     (a) ARTICLES, BYLAWS. The Administrative Agent shall have received copies of the Articles or Certificate of Incorporation and Bylaws of each Borrower certified by its Corporate Secretary or Secretary; together with Certificate of Good Standing from any jurisdiction where the nature of its business or the ownership of its properties requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect.

     (b) EVIDENCE OF AUTHORIZATION. The Administrative Agent shall have received copies certified by the Secretary or Assistant Secretary of each Borrower or any other appropriate official (in the case of a Person other than a Borrower) of all corporate or other action taken by each Person other than the Banks who is a party to any Loan Document to authorize its execution and delivery and performance of the Loan Documents and to authorize the Loans, together with such other related papers as the Administrative Agent shall reasonably require.

     (c) LEGAL OPINIONS. The Administrative Agent shall have received a favorable written opinion in form and substance satisfactory, and from counsel reasonably acceptable, to the Banks which shall be addressed to the Banks.

     (d) INCUMBENCY. The Administrative Agent shall have received a certificate signed by the secretary or assistant secretary of each Borrower, together with the true signature of the officer or officers authorized to execute and deliver the Loan Documents and certificates thereunder, upon which the Banks shall be entitled to rely conclusively until they shall have received a further certificate of the secretary or assistant secretary of each Borrower amending the prior certificate and submitting the signature of the officer or officers named in the new certificate as being authorized to execute and deliver Loan Documents and certificates thereunder.

     (e) NOTES. Each Bank shall have received its Revolving Credit Note duly executed, completed and issued in accordance herewith.

     (f) DOCUMENTS. The Administrative Agent shall have received all certificates, instruments and other documents then required to be delivered pursuant to any Loan Documents, in each instance in form and substance reasonably satisfactory to it.

     (g) CONSENTS. Each Borrower shall have provided to each Bank evidence satisfactory to the Banks that all governmental, shareholder and third party consents and approvals necessary in connection with the transactions contemplated hereby have been obtained and remain in effect.

     (h) OTHER AGREEMENTS. The Borrowers shall have executed and delivered each other Loan Document required hereunder including, without limitation, the Security Agreement and Amendment No. 3 to Mortgage.

     (i) SECURITY INTEREST. The Borrowers shall furnish evidence satisfactory to the Banks, that the Administrative Agent holds a perfected, first-priority lien against all Collateral, except for Collateral specifically listed on Schedule 2 hereto.

     (j) APPRAISALS. The Agents shall have received asset appraisals regarding the Equipment portfolio, in form and substance reasonably satisfactory to the Agents.

     (k) FINANCIAL STATEMENTS. The Agents shall have received (i) the consolidated financial statements of the Willis Companies for the Fiscal Years ended December 31, 1996 and December 31, 1997, including balance sheets, income and cash-flow statements, audited by independent public accountants of recognized national standing, and prepared in conformity with GAAP; and (ii) interim quarterly financial statements for the period ending June 30, 1998.

     (l) LITIGATION. There shall be no actions, suits, investigations or proceedings pending or threatened in any court or before any arbitrator or governmental authority that could have a Material Adverse Effect.

     (m) SYNDICATION. There shall have been no adverse disruption or change in the financial or capital markets which the Agents, in their sole reasonable discretion, shall deem to be material in connection with the syndication of this Credit Facility.

     (n) CLOSING FEE. The Borrowers shall have paid to the Administrative Agent the Closing Fee. Promptly after receipt of the Closing Fee, the Administrative Agent shall distribute to the Banks their respective share of the Closing Fee based upon the Banks' respective Revolving Loan Commitment Percentages.

     (o) FEES, EXPENSES. The Borrowers shall simultaneously pay or shall have paid all fees and expenses, if any, due hereunder or any other Loan Document.

     (p) OTHER DOCUMENTS AND INFORMATION. The Agents and the Banks shall have received copies of all other documents and information as they shall have reasonably requested, each in form and substance satisfactory to the Agents and the Banks.

                    5.  AFFIRMATIVE COVENANTS

     The Borrowers covenant and agree, individually and collectively, that, without the prior written consent of Majority Banks, from and after the date hereof and so long as the Revolving Loan Commitments or any Term Loans are in effect or any Obligation remains unpaid or outstanding, they and each of them will:

   5.1. FINANCIAL STATEMENTS AND REPORTS. Furnish to the Banks the following financial information:

     (a) ANNUAL STATEMENTS. No later than one hundred and twenty (120) days after the end of each Fiscal Year, the consolidated and consolidating balance sheet of the Willis Companies as of the end of such year and the prior year in comparative form, and related statements of operations, shareholders' equity, and cash flows for the Fiscal Year and the prior Fiscal Year in comparative form. The financial statements shall be in reasonable detail with appropriate notes, and shall be prepared in accordance with GAAP. The consolidated annual financial statements shall be certified (without any qualification or exception) by KPMG Peat

Marwick LLP or other independent public accountants reasonably acceptable to the Majority Banks. Such financial statements shall be accompanied by a report of such independent certified public accountants stating that, in the opinion of such accountants, such financial statements present fairly, in all material respects, the financial position, and the results of operations and the cash flows of the Willis Companies for the period then ended in conformity with GAAP, except for inconsistencies resulting from changes in accounting principles and methods agreed to by such accountants and specified in such report, and that, in the case of such financial statements, the examination by such accountants of such financial statements has been made in accordance with generally accepted auditing standards and accordingly included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and assessing the accounting principles used and significant estimates made, as well as evaluating the overall financial statement presentation. Each financial statement provided under this subsection (a) shall be accompanied by a certificate signed by such accountants either stating that during the course of their examination nothing came to their attention which would cause them to believe that any event has occurred and is continuing which constitutes an Event of Default or Potential Default, or describing each such event. In addition to the annual financial statements, the Borrowers shall, promptly upon receipt thereof, furnish to the Banks a copy of the portion of each other report or management letter submitted to its board of directors by its independent acountants in connection with any annual, interim or special audit made by them of the financial records of the Borrowers in which the Borrowers' accountants give any comment critical of the valuation of, or controls or procedures related to, the Collateral.

     (b) QUARTERLY STATEMENTS. No later than forty-five (45) calendar days after the end of each Fiscal Quarter of each Fiscal Year, the consolidated and consolidating balance sheet and related statements of operations, shareholders' equity and cash flows of the Willis Companies for such quarterly period and for the period from the beginning of such fiscal year to the end of such Fiscal Quarter and a corresponding financial statement for the same periods in the preceding Fiscal Year certified by the chief financial officer, chief administrative officer, chief executive officer, treasurer or controller of the Willis Companies as having been prepared in accordance with GAAP (subject to changes resulting from audits, year-end adjustments, and the absence of footnotes); provided, however, that if the independent certified public accountants issue a review report on the quarterly financial statements of the Willis Companies, the financial statements required by this subsection (b) shall be accompanied by a certificate signed by such accountants either stating that during the course of their examination nothing came to their attention which would cause them to believe that any event has occurred and is continuing which constitutes an Event of Default or Potential Default, or describing each such event and the remedial steps being taken by the Borrowers. Such quarterly statement shall be accompanied by a Compliance Certificate in the form attached hereto as Exhibit G or such other form as the Administrative Agent shall reasonably request.

     (c) NO DEFAULT. Within forty-five (45) calendar days after the end of each of the first three Fiscal Quarters of each Fiscal Year and within one hundred and twenty (120) calendar days after the end of each Fiscal Year, a certificate signed by the chief financial officer, chief administrative officer, chief executive officer, treasurer or controller of the Willis Companies certifying that, to the best of such officer's knowledge, after due inquiry, (i) each Borrower has complied with all covenants, agreements and conditions in each Loan Document and that each representation and warranty contained in each Loan Document is true and correct with the same effect as though each such representation and warranty had been made on the date of such certificate (except (A) to the extent such representation or warranty relates to a specific prior date, in which case the representation shall be updated by the Borrower to reflect any changes occurring since that prior date, or (B) to the extent that any events have occurred that require a change to the Disclosure Schedule, in which case an updated Disclosure Schedule will be delivered by the Borrowers in accordance with the requirements of Section 3.20 hereof), and (ii) no event has occurred and is continuing which constitutes an Event of Default or Potential Default, or describing each such event and the remedial steps being taken by the Borrowers, as applicable.

     (d) ERISA. All reports and forms filed with respect to all Plans, except as filed in the normal course of business and that would not result in an adverse action to be taken under ERISA, and details of related information of a Reportable Event, promptly following each filing.

     (e) MATERIAL CHANGES. Notification to the Administrative Agent and each other Bank, of any litigation, administrative proceeding, investigation, business development, or change in financial condition which could reasonably have a Material Adverse Effect, promptly following its discovery.

     (f) OTHER INFORMATION. Promptly, upon request by the Administrative Agent and each other Bank, from time to time (which may be on a monthly or other basis), the Borrowers shall provide such other information and reports regarding its operations, business affairs, prospects and financial condition as the Administrative Agent or any Bank may reasonably request.

     (g) BORROWING BASE CERTIFICATES; MONTHLY LEASE REPORT. In the event the Borrowers shall not have delivered a Borrowing Base Certificate to the Banks during any calendar month, they will deliver to the Banks, no later than 15 days after the end of such calendar month as of the last day of such calendar month, a Borrowing Base Certificate. As part of the Borrowing Base Certificate, the Borrowers shall deliver to the Banks a report setting forth the items of Collateral that are subject to a Lease. The Borrowing Base Certificate shall also include a list of all Engines acquired by the Borrowers since the date of the last Borrowing Base Certificate delivered to the Banks. The Borrowing Base Certificate shall also include any changes to the information contained in Section 1 of Schedule 1 to the Security Agreement.

     (h) MONTHLY LEASE PORTFOLIO AND RECEIVABLES REPORT. As soon as practicable and in any event within 15 days after the end of each calendar month, the Borrowers will deliver to the Banks a Lease portfolio listing and Lease receivables aging report (in form and substance reasonably satisfactory to the Administrative Agent).

     (i) MAINTENANCE OF CURRENT DEPRECIATION POLICIES. The Borrowers shall maintain its method of depreciating its assets substantially consistent with past practices as set forth in Exhibit H and will promptly notify the Banks of any deviation from such practices.

   5.2. CORPORATE EXISTENCE. Preserve their corporate existence and all material franchises, licenses, patents, copyrights, trademarks and trade names consistent with good business practice; and maintain, keep, and preserve all of their properties (tangible and intangible) necessary or useful in the conduct of their business in good working order and condition, ordinary wear and tear excepted.

   5.3. ERISA. Comply in all material respects with the provisions of ERISA to the extent applicable to any Plan maintained for the employees of the Borrowers or any ERISA Affiliate; do or cause to be done all such acts and things that are required to maintain the qualified status of each Plan and tax exempt status of each trust forming part of such Plan; not incur any material accumulated funding deficiency (within the meaning of ERISA and the regulations promulgated thereunder), or any material liability to the PBGC (as established by ERISA); not permit any event to occur as described in
Section 4042 of ERISA or which may result in the imposition of a lien on their properties or assets; notify the Banks in writing promptly after it has come to the attention of senior management of either Borrower of the assertion or threat of any Reportable Event or other event described in
Section 4042 of ERISA (relating to the soundness of a Plan) or the PBGC's ability to assert a material liability against either Borrower or impose a lien on their, or any ERISA Affiliates', properties or assets; and refrain from engaging in any Prohibited Transactions or actions causing possible liability under Section 5.02 of ERISA.

   5.4. COMPLIANCE WITH REGULATIONS. Comply in all material respects with all Regulations applicable to their business, the noncompliance with which reasonably could have a Material Adverse Effect.

   5.5. CONDUCT OF BUSINESS; PERMITS AND APPROVALS, COMPLIANCE WITH LAWS. Continue to engage in an efficient and economical manner in a business of the same general type as conducted by them on the date of this Agreement; maintain in full force and effect, their franchises, and all licenses, patents, trademarks, trade names, contracts, permits, approvals and other rights necessary to the profitable conduct of their business.

   5.6. MAINTENANCE OF PROPERTIES. The Borrowers will maintain or cause to be maintained in good repair, working order and condition all properties used or useful in their business and make all reasonable and necessary renewals, replacements, additions, betterments and improvements thereof and thereto, so that the business carried on in connection therewith may be conducted in the ordinary course at all times.

   5.7. MAINTENANCE OF INSURANCE. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

   5.8. PAYMENT OF TAXES, ETC.. Promptly pay and discharge (a) all taxes, assessments, and governmental charges or levies imposed upon them or upon their income and profits, upon any of their property, real, personal or mixed, or upon any part thereof, before the same shall become in default; and
(b) all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such property or any part thereof; provided, however, that so long as the Borrowers first notify the Administrative Agent of their intention to do so, they shall not be required to pay and discharge any such Debt, tax, assessment, charge, levy or claim so long as the failure to so pay or discharge does not constitute or result in an Event of Default or a Potential Default hereunder and so long as no foreclosure or other similar proceedings shall have been commenced against such property or any part thereof and so long as the validity thereof shall be contested in good faith by appropriate proceedings diligently pursued and they shall have set aside on their books adequate reserves with respect thereto.

   5.9. NOTICE OF EVENTS. Promptly upon discovery of any of the following events, the Borrowers shall provide telephone notice to the Administrative Agent (confirmed within three (3) calendar days by written notice from the Borrowers to each Bank), describing the event and all action the Borrowers propose to take with respect thereto:

     (a) an Event of Default or Potential Default under this Agreement or any other Loan Document;

     (b) any default or event of default under a contract or contracts and the default or event of default involves payments by the Borrowers in an aggregate amount equal to or in excess of $1,000,000;

     (c) a default or event of default under or as defined in any evidence of or agreements for Indebtedness for Borrowed Money under which the Borrowers' liability is equal to or in excess of $1,000,000, singularly or in the aggregate, whether or not an event of default thereunder has been declared by any party to such agreement or any event which, upon the lapse of time or the giving of notice or both, would become an event of default under any such agreement or instrument or would permit any party to any such instrument or agreement to terminate or suspend any commitment to lend to the Borrowers or to declare or to cause any such indebtedness to be accelerated or payable before it would otherwise be due;

     (d) the institution of, any material adverse determination in, or the entry of any default judgment or order or stipulated judgment or order in, any suit, action, arbitration, administrative proceeding, criminal prosecution or governmental investigation against either Borrower in which the amount in controversy is in excess of $1,000,000, singularly or in the aggregate; or

     (e) any change in any Regulation, including, without limitation, changes in tax laws and regulations, which would have a Material Adverse Effect.

   5.10. INSPECTION RIGHTS. At any time during the existence of an Event of Default or Potential Default, during regular business hours and then as often as requested of the Borrowers, permit the Administrative Agent or any authorized officer, employee, agent, or representative of the Administrative Agent to examine and make abstracts from the records and books of account of such Borrower, wherever located, and to visit the properties of the Borrowers; and to discuss the affairs, finances, and accounts of each Borrower with its Chairman, President, any executive vice president, its chief financial officer, treasurer, controller or independent accountants.
If no Event of Default or Potential Default shall be in existence, the Administrative Agent shall limit such examination to once each calendar year. If the inspection shall be made during the continuance of a Potential Default or an Event of Default, the Borrowers shall reimburse the Administrative Agent for its reasonable out-of-pocket expense of such inspection; otherwise, such expenses shall be chargeable pro rata to each Bank, in accordance with its respective Revolving Loan Commitment. At all times, it is understood and agreed by the Borrowers that all expenses in connection with any such inspection which may be incurred by the Borrowers, any officers and employees thereof and the attorneys and independent certified public accountants therefor shall be expenses payable by the Borrowers and shall not be expenses of the Banks or any of them.

   5.11. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Maintain books and records at all times in accordance with Generally Accepted Accounting Principles.

   5.12. COMPLIANCE WITH MATERIAL CONTRACTS. The Borrowers will comply in all material respects with all obligations, terms, conditions and covenants, as applicable, in all instruments and agreements, other than those related to Debt (which are addressed, instead, in Section 5.8), to which they are a party or by which they are bound or any of their properties is affected and in respect of which the failure to comply reasonably could have a Material Adverse Effect.

   5.13. USE OF PROCEEDS. The Borrowers will use the proceeds of any Loan to be made pursuant hereto for the purchase or refinancing of Equipment as contemplated herein, as well as for working capital and general corporate purposes.

   5.14. FURTHER ASSURANCES. Do such further acts and things and execute and deliver to the Banks such additional assignments, agreements, powers and instruments, as any Bank may reasonably require or reasonably deem advisable to carry into effect the purposes of this Agreement or to better assure and confirm unto each Bank its rights, powers and remedies hereunder.

   5.15. RESTRICTED SUBSIDIARIES. Upon the creation of any Restricted Subsidiary, or the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary, such Restricted Subsidiary shall duly authorize, execute and deliver a Guaranty in the form of Exhibit J hereto.

                            6.  NEGATIVE COVENANTS

     The Borrowers covenant and agree, individually and collectively, that, without the prior written consent of the Majority Banks, from and after the date hereof and so long as any Revolving Loan Commitments or Term Loans are in effect or any Obligation remains unpaid or outstanding, they and each of them will not:

   6.1. CONSOLIDATION AND MERGER. Merge or consolidate with or into any corporation except, if (a) no Potential Default or Event of Default shall have occurred and be continuing either immediately prior to or upon the consummation of such transaction, and (b) a Borrower is the surviving entity.
 The Borrowers will promptly notify the Banks of any merger or consolidation involving any Borrower.

   6.2. LIENS. Create, assume or permit to exist any Lien on any of its property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, except Permitted Liens.

   6.3. GUARANTEES. Guarantee or otherwise in any way become or be responsible for indebtedness or obligations (including working capital maintenance, take-or-pay contracts) of any unconsolidated Person, contingently or otherwise. Notwithstanding the preceding sentence, the Borrowers may guarantee indebtedness or obligations of unconsolidated Affiliates in amounts not to exceed $15,000,000 in the aggregate, in the ordinary course of business with the prior written consent of the Majority Banks, such consent not to be unreasonably withheld.

   6.4. MARGIN STOCK. Use or permit any proceeds of the Loans or Standby Letters of Credit to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended from time to time.

   6.5. ACQUISITIONS AND INVESTMENTS. If an Event of Default or a Potential Default exists or would exist immediately thereafter: purchase or otherwise acquire (including without limitation by way of share exchange) any part or amount of the capital stock or assets of, or make any Investments in any other Person; or enter into any new business activities or ventures not directly related to its present business; or create any Subsidiary, except
(a) they may acquire and hold stock, obligations or securities received in settlement of debts owing to them created in the ordinary course of business, and (b) they may make and own (i) Investments in certificates of deposit or time deposits having maturities in each case not exceeding one year from the date of issuance thereof and issued by any Bank, or any FDIC-insured commercial bank incorporated in the United States or any state thereof having a combined capital and surplus of not less than $150,000,000, (ii) Investments in marketable direct obligations issued or unconditionally guaranteed by the United States of America, any agency thereof, or backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of issuance or acquisition thereof,
(iii) Investments in commercial paper issued by a corporation incorporated in the United States or any State thereof maturing no more than one year from the date of issuance thereof and, at the time of acquisition, having a rating of A-1 (or better) by Standard & Poor's Corporation or P-1 (or better) by Moody's Investors Service, Inc., and (iv) Investments in money market mutual funds all of the assets of which are invested in cash or investments described in the immediately preceding clauses (i), (ii) and (iii).

   6.6. TRANSFER OF ASSETS; NATURE OF BUSINESS. The Borrowers and their Restricted Subsidiaries may not sell, transfer, lease or dispose of assets constituting in the aggregate more than twenty percent (20%) of the net book value of their combined assets during any twelve month period without the written consent of the Majority Banks, such consent not to be unreasonably withheld. Notwithstanding the above, but in accordance with the provisions of Section 5(a) of the Security Agreement: (a) the Borrowers may lease Equipment in the ordinary course of business, (b) the Borrowers may sell, transfer or otherwise dispose of Equipment subject to a Lease in the ordinary course of business, for its then fair market value; (c) the Borrowers may sell, transfer or otherwise dispose of Equipment that is declared a total loss or destroyed or that suffers damage that is not economically repairable, for its then fair market value; (d) the Borrowers may sell, transfer, pledge, assign, lease, re-lease or otherwise dispose of any Equipment with respect to which the relevant Lease has expired or is expiring if such sale or disposition is in the ordinary course of its business, for its then fair market value; (e) the Borrowers may sell Leases and related Equipment for not less than their net book value at the time of the transfer in securitization transactions; (f) the Borrowers may engage in the nonrecourse or partial recourse financing of Leases; and (g) the Borrowers may sell Parts to non-affiliates in the ordinary course of business. The Borrowers may not discontinue, liquidate or change in any material respect any substantial part of their operations or business.

   6.7. ACCOUNTING CHANGE. Without the prior written approval of the Majority Banks, make or permit any material change in financial accounting policies or financial reporting practices, except as required by Generally Accepted Accounting Principles or regulations of the Securities and Exchange Commission, if applicable. Notwithstanding the foregoing, without the prior written approval of all of the Banks, the Borrowers shall not make or permit any material change in financial accounting policies or financial reporting practices as they relate to, or in connection with, any current or future securitizations, except as required by GAAP or regulations of the Securities and Exchange Commission, if applicable (and in such case, the Borrowers shall promptly notify the Administrative Agent of the need for such change).

   6.8. TRANSACTIONS WITH AFFILIATES. Enter into any material transaction (including, without limitation, the purchase, sale or exchange of property, the rendering of any services or the payment of management fees) with any Affiliate, except transactions in the ordinary course of, and pursuant to the reasonable requirements of, its business, and in good faith and upon commercially reasonable terms.

   6.9. INDEBTEDNESS. Unless approved in writing by the Majority Banks, the Borrowers shall not, and shall not permit their Restricted Subsidiaries to, create, enter into, or allow to exist any Debt other than (a) obligations incurred under this Credit Facility; (b) Existing Debt, not to exceed in the aggregate $65,000,000, provided that there shall be no extensions, renewals or further advances under any Existing Debt unless they are consistent with this Section 6.9, part (e); (c) Debt, not to exceed $500,000 in the aggregate, in connection with the purchase of miscellaneous assets and secured solely by the assets so acquired; (d) unsecured Debt, not to exceed $1,000,000 in the aggregate; (e) Other Indebtedness; (f) guarantees permitted under Section 6.3; (g) Operating Leases; and (h) unsecured (except for a pledge of Shares (as defined in the Security Agreement) and records related to such Shares of any Unrestricted Subsidiary) guaranties of the obligations of Restricted and Unrestricted Subsidiaries.

   6.10.  RESTRICTED PAYMENTS.

     (a) Make or pay any redemptions, repurchases, dividends or distributions of any kind with respect to the capital stock of Willis.

     (b) Redeem or prepay any Debt other than under this Credit Facility PROVIDED, however, that the Borrowers shall be permitted to redeem, prepay, or refinance existing Debt if such redemption, prepayment, or refinancing (i) is in the ordinary course of the Borrowers' business, and (ii) no Potential Default or Event of Default exists prior to or after such refinancing.

   6.11. RESTRICTION ON AMENDMENT OF THIS AGREEMENT. Enter into or otherwise become subject to or suffer to exist any agreement which would require them to obtain the consent of any other person as a condition to the ability of the Banks and the Borrowers to amend or otherwise modify this Agreement.

   6.12. INVESTMENTS IN UNRESTRICTED SUBSIDIARIES. Except for Borrowers' investment in WLFC Funding Corporation, make or maintain any Investments in Unrestricted Subsidiaries which exceed in the aggregate 15% of Net Worth of the Borrowers.

                           7.  FINANCIAL COVENANTS.

     The Borrowers covenant and agree, individually and collectively that, without the prior written consent of the Majority Banks, from and after the date hereof and so long as any Revolving Loan Commitments or Term Loans are in effect or any Obligation remains unpaid or outstanding, that:

   7.1. NO LOSSES. From and after the Closing Date, the Willis Companies shall not at any time suffer a net loss for the then two (2) most recently ended consecutive Fiscal Quarters.

   7.2. MINIMUM TANGIBLE NET WORTH. Tangible Net Worth of the Willis Companies will not at any time be less than the sum of: 85% of Tangible Net Worth calculated as of the Closing Date; plus 75% of the cumulative Net Income of the Willis Companies earned from and after the Closing Date (without any deduction for net losses); plus 100% of net proceeds of new equity issues completed by Willis from and after the Closing Date.

   7.3. LEVERAGE RATIO. From and after the Closing Date, the Leverage Ratio will not exceed 6.00:1 as of the end of any Fiscal Quarter.

   7.4. SENIOR DEBT TO ADJUSTED TANGIBLE NET WORTH. From and after the Closing Date, the ratio of Senior Debt to Adjusted Tangible Net Worth will not exceed 4.50:1, as of the end of any Fiscal Quarter.

   7.5. MINIMUM INTEREST COVERAGE RATIO. From and after the Closing Date, the Interest Coverage Ratio of the Willis Companies (measured at the end of each Fiscal Quarter on a rolling four-quarter basis) will not be less than 1.20:1.

   7.6. BORROWING BASE. The aggregate principal amount of Loans and Standby Letters of Credit outstanding shall not at any time exceed the Borrowing Base or the Aggregate Revolving Loan Commitment, whichever is less; provided, however, that this covenant shall not be deemed breached if, at the time such aggregate amount exceeds said level, within four Business Days after the earlier of the date the Borrowers first have knowledge of such excess or the date of the next Borrowing Base Certificate disclosing the existence of such excess, a prepayment of Loans (and, if necessary, a cash collateralization of outstanding Standby Letters of Credit) shall be made. The Borrowers shall not be entitled to utilize this mechanism to avoid a breach of this covenant more than two (2) times during any twelve-month period.

                                 8.  DEFAULT

   8.1. EVENTS OF DEFAULT. The Borrowers shall be in default if any one or more of the following events (each an "EVENT OF DEFAULT") occurs:

     (a) PAYMENTS. Either Borrower fails to pay the principal due on any Note when due and payable (whether at maturity, by notice of intention to prepay, or otherwise); or fails to pay interest or any other amount payable hereunder or under any other Loan Document within three Business Days after the date such interest or other amount is due and payable.

     (b) COVENANTS. Either Borrower fails to observe or perform: (i) any term, condition or covenant set forth in Sections 5.1(a), 5.1(b), 5.1(c), 5.1(g), 5.1(h) or 5.1(i), Section 5.2, Section 5.7, Section 5.9, Section 5.10,
Section 5.14, Sections 6.1 through 6.12 or Sections 7.1 through 7.6 herein, as and when required; or (ii) any term, condition or covenant contained in this Agreement or any other Loan Document, other than any Event of Default set forth in any other subsection of this Section 8.1, and other than as set forth in (i) above, as and when required and such failure shall continue unremedied for a period of 10 Business Days after the earlier of (1) actual knowledge of any executive officer of the Borrowers or (2) written notice thereof by the Administrative Agent to the Borrowers.

     (c) REPRESENTATIONS, WARRANTIES. Any representation or warranty made or deemed to be made by the Borrowers, as applicable, herein or in any Loan Document or in any exhibit, schedule, report or certificate delivered pursuant hereto or thereto shall prove to have been false, misleading or incorrect in any material respect when made or deemed to have been made.

     (d) BANKRUPTCY. Either Borrower is dissolved or liquidated, makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or trustee, commences any proceeding relating to itself under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, has commenced against it any such proceeding which remains undismissed for a period of sixty (60) days, or indicates its consent to, approval of or acquiescence in any such proceeding, or any receiver of or trustee for either Borrower or any substantial part of its property is appointed, or if any such receivership or trusteeship to continues undischarged for a period of sixty (60) days.

     (e) CERTAIN OTHER DEFAULTS. The Borrowers shall fail to pay when due any Indebtedness for Borrowed Money which singularly or in the aggregate exceeds $1,000,000, and such failure shall continue beyond any applicable cure period, or either Borrower shall suffer to exist any default or event of default in the performance or observance, subject to any applicable grace period, of any agreement, term, condition or covenant with respect to any agreement or document relating to Indebtedness for Borrowed Money if the effect of such default is to permit, with the giving of notice or passage of time or both, the holders thereof, or any trustee or agent for said holders, to terminate or suspend any commitment (which is equal to or in excess of $1,000,000) to lend money or to cause or declare any portion of any borrowings thereunder to become due and payable prior to the date on which it would otherwise be due and payable, provided that during any applicable cure period the Bank's obligations hereunder to make further Loans shall be suspended.

     (f) JUDGMENTS. Any judgments against either Borrower or against their assets or property for amounts in excess of $1,000,000 in the aggregate remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of thirty (30) days.

     (g) ATTACHMENTS. Any assets of either Borrower shall be subject to attachments, levies, or garnishments for amounts in excess of $1,000,000 in the aggregate which have not been dissolved or satisfied within twenty (20) days after service of notice thereof to such Borrower.

     (h) CHANGE IN CONTROL OF EITHER BORROWER. Any Change of Control of either Borrower should occur.

     (i) SECURITY INTERESTS. Except for security interests (a) in Collateral listed on Schedule 2 hereto; (b) in Equipment which the Administrative Agent determines to include in the Borrowing Base as part of the $10,000,000 basket for unperfected Collateral or which is specifically approved in writing by the Majority Banks notwithstanding that the Administrative Agent will not receive a perfected first priority security interest therein; (c) in Collateral as to which the Administrative Agent fails to file a UCC continuation statement; and (d) in Collateral (other than Equipment) as to which perfection is effected by any means other than by filing a UCC-1 financing statement (the Collateral described in (a), (b), and (d) above is hereinafter referred to as the "Excepted Collateral"), any security interest created pursuant to any Loan Document shall cease to be in full force and effect, or shall cease in any material respect to give the Administrative Agent the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), superior to and prior to the rights of all third Persons, and subject to no other Liens (except as permitted by Section 6.2).

THEN and in every such event other than that specified in Section 8.1(d), the Administrative Agent may, or at the written request of the Majority Banks shall immediately terminate the Aggregate Revolving Loan Commitment by notice in writing to the Borrowers and immediately declare any and all Notes, including without limitation accrued interest, to be, and they shall thereupon forthwith become due and payable without presentment, demand, or notice of any kind, all of which are hereby expressly waived by the Borrowers. Upon the occurrence of any event specified in Section 8.1(d), the Aggregate Revolving Loan Commitment shall automatically terminate, the face amount of all outstanding Standby Letters of Credit shall be paid in cash to the Administrative Agent as additional Collateral for the Obligations, and the Notes, including without limitation accrued interest, shall immediately be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers. Any date on which the Notes and such other Obligations are declared due and payable pursuant to this Section 8.1, shall be the Facility Termination Date for purposes of this

Agreement. From and after the date an Event of Default shall have occurred and for so long as an Event of Default shall be continuing, the Loans shall bear interest at the Default Rate.

                                9.  COLLATERAL

   9.1. COLLATERAL. Except as otherwise specifically set forth herein (including but not limited to the exceptions contained in Section 8.1(i)) or in any other Loan Document, any Obligations made and outstanding and their repayment at all times shall (a) in the case of Collateral (as defined in the Security Agreement, hereinafter referred to as the "COLLATERAL") located in the United States, be secured by a first priority perfected security interest; and (b) in the case of Collateral located in jurisdictions outside the United States, be secured by a security interest which adequately protects the first priority security interest in favor of the Administrative Agent.

   9.2. SECURITY DOCUMENTS. As security for the punctual payment in full of all Notes (including all payments of principal, and interest and other costs contemplated hereby) and Standby Letters of Credit, the Borrowers shall execute and deliver to the Administrative Agent the Security Agreement, Amendment No. 3 to Mortgage and such other documents as may be necessary to constitute and evidence and perfect a security interest in the Collateral (other than the Excepted Collateral); PROVIDED, however, that if a Potential Default or Event of Default exists, the Administrative Agent may require the Borrowers to take all action possible to further legally perfect the security interest in all assets of the Borrowers, except as otherwise provided in the Loan Documents, but INCLUDING Excepted Collateral.

   9.3. RELEASE OF COLLATERAL. The Borrowers shall be entitled to remove and request the Administrative Agent to release certain items of Collateral in accordance with the provisions of Section 5(a) of the Security Agreement. The Administrative Agent will cooperate with the Borrowers in effecting any such release.

                                10.  THE AGENTS

   10.1. APPOINTMENT AND AUTHORIZATION. Each Bank hereby irrevocably appoints and authorizes First Union as the Administrative Agent, NMS as the Syndication Agent and NationsBank as the Appraisal Agent to take such action on each Bank's behalf and to exercise such powers under this Agreement and the Loan Documents as are specifically delegated to the Agents by the terms hereof or thereof, together with such other powers as are reasonably incidental thereto. No other agents or co-agents of the Banks under this Credit Facility may be appointed without the prior written consent of First Union and NationsBank. The relationship between each Agent and each Bank has no fiduciary aspects, and each Agent's duties hereunder are acknowledged to be only ministerial and not involving the exercise of discretion on its part. Nothing in this Agreement or any Loan Document shall be construed to impose on any Agent any duties or responsibilities other than those for which express provision is made herein or therein. In performing their duties and functions under this Article 10, the Agents do not assume and shall not be deemed to have assumed, and hereby expressly disclaim, any obligation with or for the Borrowers. As to matters not expressly provided for in this Agreement or any Loan Document, the Agents shall not be required to exercise any discretion or to take any action or communicate any notice, but shall be fully protected in so acting or refraining from acting upon the instructions of the Majority Banks and their respective successors and assigns; provided, however, that in no event shall any Agent be required to take any action which exposes it to personal liability or which is contrary to this Agreement, any Loan Document or applicable law, and each Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be specifically indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or omitting to take any such action. If an indemnity furnished to any Agents for any purpose shall, in its reasonable opinion, be insufficient or become impaired, such Agent may call for additional indemnity from the Banks and not commence or cease to do the acts for which such indemnity is requested until such additional indemnity is furnished.

   10.2. DUTIES AND OBLIGATIONS. In performing its functions and duties hereunder on behalf of the Banks, each Agent shall exercise the same care and skill as it would exercise in dealing with loans for its own account.
Neither Agent, nor any of its directors, officers, employees or other agents shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any Loan Document except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Agent (a) may consult with legal counsel and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith and in accordance with the advice of such experts; (b) makes no representation or warranty to any Bank as to, and shall not be responsible to any Bank for, any recital, statement, representation or warranty made in or in connection with this Agreement, any Loan Document or in any written or oral statement (including a financial or other such statement), instrument or other document delivered in connection herewith or therewith or furnished to any Bank by or on behalf of the Borrowers; (c) shall have no duty to ascertain or inquire into the Borrowers' performance or observance of any of the covenants or conditions contained herein or to inspect any of the property (including the books and records) of the Borrowers or inquire into the use of the proceeds of the Revolving Loans or Term Loans or (unless the officers of the Agent active in their capacity as officers of such Agent on the Borrowers' account have actual knowledge thereof or have been notified in writing thereof) to inquire into the existence or possible existence of any Event of Default or Potential Default; (d) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency, collectibility or value of this Agreement or any other Loan Document or any instrument or document executed or issued pursuant hereto or in connection herewith, except to the extent that such may be dependent on the due authorization and execution by the Agent itself; (e) except as expressly provided herein in respect of information and data furnished to any Agent for distribution to the Banks, shall have no duty or responsibility, either initially or on a continuing basis, to provide to any Bank any credit or other information with respect to the Borrowers, whether coming into its possession before the making of the Loans or at any time or times thereafter; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document for, and shall be entitled to rely and act upon, any notice, consent, certificate or other instrument or writing (which may be by facsimile (telecopier), telegram, cable, or other electronic means) believed by it to be genuine and correct and to have been signed or sent by the proper party or parties.

   10.3. THE AGENTS AS BANKS. With respect to its Revolving Loan Commitment and the Loans made and to be made by it, each Agent shall have the same rights and powers under this Agreement and all other Loan Documents as the other Banks and may exercise the same as if it were not an Agent. The terms "Bank" and "Banks" as used herein shall, unless otherwise expressly indicated, include First Union and NationsBank in their individual capacity. First Union and any successor Administrative Agent, and NationsBank and any successor Appraisal Agent, which is a commercial bank, and their respective affiliates, may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with, the Borrowers and their affiliates from time to time, all as if such entity were not the Administrative Agent or Appraisal Agent hereunder and without any duty to account therefor to any Bank.

   10.4. INDEPENDENT CREDIT DECISIONS. Each Bank acknowledges to the Agents that it has, independently and without reliance upon the Agents or any other Bank, and based upon such documents and information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently or through other advisers and representatives but without reliance upon the Agents or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or refraining from taking any action under this Agreement or any Loan Document.

   10.5. INDEMNIFICATION. The Banks agree to indemnify each Agent (to the extent not previously reimbursed by the Borrowers), ratably in proportion to each Bank's Revolving Loan Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against First Union in its capacity as Administrative Agent, or against NationsBank in its capacity as Appraisal Agent, in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted to be taken by First Union in its capacity as Administrative Agent, or NationsBank in its capacity as Appraisal Agent, hereunder or under any Loan Document; provided that none of the Banks shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from any Agent's gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Bank agrees to reimburse the Agents, promptly on demand, for such Bank's ratable share (based upon the aforesaid apportionment) of any out-of-pocket expenses (including counsel fees and disbursements) incurred by such Agent in connection with the preparation, execution, administration or enforcement of, or the preservation of any rights under, this Agreement and the Loan Documents to the extent that such Agent is not reimbursed for such expenses by the Borrowers.

   10.6. SUCCESSOR AGENTS. The Syndication Agent or the Appraisal Agent may resign upon 30 days written notice to the Borrowers and the Administrative Agent. Any Agent may resign at any time by giving written notice of such resignation to the Banks and the Borrowers, such resignation to be effective only upon the appointment of a successor Agent as hereinafter provided. Upon any such notice of resignation, the Banks shall jointly appoint a successor Agent upon written notice to the Borrowers and the withdrawing Agent, and provided that no Potential Default or Event of Default exists, the Borrowers shall have the right to consent to such appointment (which consent shall not be unreasonably withheld or delayed). If no successor Agent shall have been jointly appointed by such Banks (and, if required, consented to by the Borrowers) and shall have accepted such appointment within thirty (30) days after the withdrawing Agent shall have given notice of resignation, the Administrative Agent may, upon notice to the Borrowers and the Banks, appoint a successor Agent. Upon its acceptance of any appointment as Agent hereunder, the successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of its predecessor, and the withdrawing Agent shall be discharged from its duties and obligations as Agent under this Agreement and the Loan Documents. After an Agent's resignation hereunder, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement and the Loan Documents.

   10.7. ALLOCATIONS MADE BY THE ADMINISTRATIVE AGENT. As between the Administrative Agent and the Banks, unless a Bank objecting to a determination or allocation made by the Administrative Agent pursuant to this Agreement delivers to the Administrative Agent written notice of such objection within one hundred twenty (120) days after the date any distribution was made by the Administrative Agent, such determination or allocation shall be conclusive on such one hundred twentieth day and only those items expressly objected to in such notice shall be deemed disputed by such Bank. The Administrative Agent shall not have any duty to inquire as to the application by the Banks of any amounts distributed to them.

                              11.  MISCELLANEOUS

   11.1. WAIVER. No failure or delay on the part of any Agent or any Bank or any holder of any Note in exercising any right, power or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under any Loan Document. The remedies provided under the Loan Documents are cumulative and not exclusive of any remedies provided by law.

   11.2. AMENDMENTS. No amendment, modification, termination, renewal or waiver of any Loan Document or any provision thereof nor any consent to any departure by the Borrowers therefrom shall be effective unless the same shall have been approved by the Majority Banks, be in writing and be signed by First Union, as Administrative Agent on behalf of the Banks, and then any such waiver or consent shall be effective only in the instance and for the specific purpose for which given, provided, however, that unanimous written consent of all of the Banks shall be required for: (a) any increase in the amount of the Aggregate Revolving Loan Commitment; (b) any reduction in principal, interest, or fees payable by Borrowers under this Credit Facility;
(c) any extension of the Revolving Loan Termination Date or the maturity dates of any Term Loans; (d) any extension of the due date for payment of any principal, interest or fees to be collected on behalf of the Banks; (e) any release of all or substantially all of the Collateral (PROVIDED, however, that the Administrative Agent, acting alone, shall be entitled to release less than all or substantially all of the Collateral pursuant to Section 9.3); or (f) the release of any Guarantor. In addition to the foregoing, no modification to the definition of "Borrowing Base" shall be made without the written consent of the Required Banks, and none of the voting rights established under this
Section 11.2 shall be modified without the written consent of that number of Banks which would have been required to take the action to which such voting rights apply. No notice to or demand on the Borrowers shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances. No amendment or modification affecting the role of any Agent or Agents shall be effective unless it has been approved in writing by such Agent or Agents, as applicable.

   11.3. GOVERNING LAW. The Loan Documents and all rights and obligations of the parties thereunder shall be governed by and be construed and enforced in accordance with the laws of the State of California without regard to California or federal principles of conflict of laws.

   11.4. PARTICIPATIONS AND ASSIGNMENTS. The Borrowers hereby acknowledge and agree that so long as a Bank is not in default of its obligations under this Agreement, such Bank may at any time, with the consent (which consent shall not be unreasonably withheld) of the Borrowers and the Administrative Agent and the Appraisal Agent: (a) grant participations in all or any portion of its Revolving Loan Commitment or any portion of its Note(s) or of its right, title and interest therein or in or to this Agreement (collectively, "PARTICIPATIONS") to any other lending office of such Bank or to any other bank, lending institution or other entity which has the requisite sophistication to evaluate the merits and risks of investments in Participations ("PARTICIPANTS"); provided, however, that: (i) all amounts payable by the Borrowers hereunder shall be determined as if such Bank had not granted such Participation; (ii) such Bank shall act as agent for all Participants; and (iii) any agreement pursuant to which such Bank may grant a
Participation: (x) shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provisions of this Agreement; (y) such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement without the consent of the Participant if such modification, amendment or waiver would reduce the principal of or rate of interest on any Loan or postpone the date fixed for any payment of principal of or interest on any Loan; and (z) shall not relieve such Bank from its obligations, which shall remain absolute, to make Loans hereunder; and (b) assign any of its Loans and its Revolving Loan Commitment. Upon execution and delivery by the assignee to the Borrowers of an instrument in writing pursuant to which such assignee agrees to become a "Bank" hereunder having the Revolving Loan Commitment and Loans specified in such instrument, and upon consent thereto by the Borrowers and the Administrative Agent and the Appraisal Agent, to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Borrowers), the obligations, rights and benefits of a Bank hereunder holding the Revolving Loan Commitment and Loans (or portions thereof) assigned to it, and such Bank shall, to the extent of such assignment, be released from the Revolving Loan Commitment (or portion(s) thereof) so assigned. An Assignment Fee of $3,500 shall be paid by the assigning Bank to the Administrative Agent upon consummation of any assignment, including an assignment from one Bank to anothe Bank. No assignments will be permitted by a Bank at a time when such Bank is in default of its obligations under this Agreement. Notwithstanding anything to the contrary in this Section 11.4, the Borrowers shall not have the right to approve any assignment or Participation by a Bank if a Potential Default or an Event of Default then exists.

   11.5. CAPTIONS. Captions in the Loan Documents are included for convenience of reference only and shall not constitute a part of any Loan Document for any other purpose.

   11.6. NOTICES. All notices, requests, demands, directions, declarations and other communications between the Banks and the Borrowers provided for in any Loan Document shall, except as otherwise expressly provided, be mailed by registered or certified mail, return receipt requested, or telegraphed, or faxed, or delivered in hand or by a nationally recognized overnight courier to the applicable party at its address indicated opposite its name on the signature pages hereto. The foregoing shall be effective and deemed received three days after being deposited in the mails, postage prepaid, addressed as aforesaid and shall whenever sent by telegram, telegraph or facsimile (provided the transmitting facsimile machine provides written confirmation that the transmission was successfully completed) or delivered in hand or by a nationally recognized overnight courier be effective when received. Any party may change its address by a communication in accordance herewith.

   11.7.  SHARING OF COLLECTIONS, PROCEEDS AND SET-OFFS: APPLICATION OF
PAYMENTS.

     (a) If any Bank, by exercising any right of set-off, counterclaim or foreclosure, receives payment of principal or interest or other amount due on any Note which is greater than the percentage share of such Bank (determined as set forth below), the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Banks, and such other adjustments shall be made as may be required, so that all such payments shall be shared by the Banks on the basis of their percentage shares; provided that if all or any portion of such proportionately greater payment of such indebtedness is thereafter recovered from, or must otherwise be restored by, such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest being paid by such purchasing Bank. The percentage share of each Bank shall be based on the portion of the outstanding Loans of such Bank (prior to receiving any payment for which an adjustment must be made under this Section) in relation to the aggregate outstanding Loans of all the Banks.
The Borrowers agree, to the fullest extent they may effectively do so under applicable law, that any holder of a participation in a Loan or reimbursement obligation, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrowers in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section would apply, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section to share in the benefits of any recovery on such secured claim.

     (b) If an Event of Default or Potential Default shall have occurred and be continuing the Agents, each Bank and the Borrowers agree that all payments on account of the Obligations shall be applied by the Administrative Agent and the Banks as follows:

     FIRST, to First Union, as Administrative Agent, for any Administrative Agent fees then due and payable under this Agreement until such fees are paid in full;

     SECOND, to any Agent, for any fees, costs or expenses (including expenses described in Section 11.8) incurred by such Agent, under any of the Loan Documents or this Agreement, then due and payable and not reimbursed by the Borrowers or the Banks until such fees, costs and expenses are paid in full;

     THIRD, to the Banks for their percentage shares of the Revolving Loan Commitment Fee then due and payable under this Agreement until such fee is paid in full;

     FOURTH, to the Banks for their respective shares of all costs, expenses and fees, including Standby Letter of Credit fees, then due and payable from the Borrowers until such costs, expenses and fees are paid in full;

     FIFTH, to the Banks for their percentage shares of all interest then due and payable from the Borrowers until such interest is paid in full, which percentage shares shall be calculated by determining each Bank's percentage share of the amounts allocated in (a) above determined as set forth in said clause (a); and

     SIXTH, to the Banks for their percentage shares of the principal amount of the Obligations then due and payable from the Borrowers until such principal is paid in full, which percentage shares shall be calculated by determining each Bank's percentage share of the amounts allocated in (a) above determined as set forth in said clause (a).

   11.8. EXPENSES; INDEMNIFICATION. The Borrowers will from time to time reimburse the Agents promptly following demand for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of their legal counsel) in connection with (a) the preparation of the Loan Documents,
(b) the making of any Loans, (c) the administration of the Loan Documents, and (d) the syndication of this Credit Facility. The Borrowers also will from to time reimburse the Agents and each Bank for all out-of-pocket expenses (including reasonable fees and expenses of their legal counsel) in connection with the enforcement of the Loan Documents. In addition to the payment of the foregoing expenses, the Borrowers hereby agree to indemnify, defend, protect and hold First Union, as Administrative Agent, NationsBank, as Appraisal Agent, and NMS, as Syndication Agent, each Bank and any holder of any Note and the officers, directors, employees, agents, affiliates and attorneys of the Agents, each Bank and such holder (collectively, the "INDEMNITEES") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature, including reasonable fees and expenses of legal counsel, which may be imposed on, incurred by, or asserted against such Indemnitee by the Borrowers or other third parties and arise out of or relate to this Agreement or the other Loan Documents or any other matter whatsoever related to the transactions contemplated by or referred to in this Agreement or the other Loan Documents; provided, however, that the Borrowers shall have no obligation to an Indemnitee hereunder to the extent that the liability incurred by such Indemnitee has been determined by a court of competent jurisdiction to be the result of gross negligence or willful misconduct of such Indemnitee.

   11.9. SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS. All agreements, representations and warranties expressly made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Notes. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Borrowers set forth in Section 11.8 shall survive the payment of the Loans and the termination of this Agreement. This Agreement shall remain in full force and effect until the repayment in full of all amounts owed by the Borrowers under the Notes or any other Loan Document.

   11.10. SEVERABILITY. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement, any Note or other Loan Document shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, the Notes or other Loan Documents or of such provision or obligation in any other jurisdiction.

   11.11. BANKS' OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF BANKS' RIGHTS. The obligation of each Bank hereunder is several and not joint and no Bank shall be the agent of any other (except to the extent any Agent is authorized to act as such hereunder). No Bank shall be responsible for the obligation or commitment of any other Bank hereunder. In the event that any Bank at any time should fail to make a Loan as herein provided, the other Banks, or any of them as may then be agreed upon, at their sole option, may make the Loan that was to have been made by the Bank so failing to make such Loan. Nothing contained in any Loan Document and no action taken by any Agent or any Bank pursuant hereto or thereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity.
The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and, subject to the terms of this Agreement, each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

   11.12. NO FIDUCIARY RELATIONSHIP. No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by any Bank to the Borrowers.

   11.13. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. THE BORROWERS, THE AGENTS, AND THE BANKS, EACH HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE EASTERN DISTRICT OF PENNSYLVANIA AND IRREVOCABLY AGREES THAT, ANY ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THE NOTE, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY BE LITIGATED IN SUCH COURTS. EACH PARTY TO THIS AGREEMENT ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENT, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, ANY NOTE, OR SUCH OTHER LOAN DOCUMENT.

   11.14. WAIVER OF JURY TRIAL. THE BORROWERS, THE AGENTS, AND THE BANKS, EACH HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE LENDER/BORROWER RELATIONSHIP ESTABLISHED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.
 THE BORROWERS, THE AGENTS, AND THE BANKS, EACH ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THE TRANSACTION, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE BORROWERS, THE AGENTS, AND THE BANKS EACH FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, MODIFICATIONS, REPLACEMENTS OR RESTATEMENTS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

   11.15. COUNTERPARTS; EFFECTIVENESS. This Agreement and any amendment hereto or waiver hereof may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and any amendments hereto or waivers hereof shall become effective when the Administrative Agent shall have received signed counterparts or notice by fax of the signature page that the counterpart has been signed and is being delivered to it or facsimile that such counterparts have been signed by all the parties hereto or thereto.

   11.16. USE OF DEFINED TERMS. All words used herein in the singular or plural shall be deemed to have been used in the plural or singular where the context or construction so requires. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.

   11.17. OFFSETS. Nothing in this Agreement shall be deemed a waiver or prohibition of any Bank's right of banker's lien or offset.

   11.18. ENTIRE AGREEMENT. This Agreement, the Notes issued hereunder and the other Loan Documents constitute the entire understanding of the parties hereto as of the date hereof with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect hereto or thereto.

   11.19. CONFIDENTIALITY. In handling any written information specifically marked "confidential" prior to its delivery to any Bank by the Borrowers, each of the Agents and the Banks shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same type to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement or any other Loan Documents except that disclosure of such information may be made (a) to the agents, employees, subsidiaries or affiliates of such Person in connection with this Agreement or any other Loan Document, (b) to prospective participants or assignees of the Loans, provided that they have agreed to be bound by the provisions of this Section 11.19, (c) as required by law, regulation, rule or order, subpoena, judicial order or similar order, and (d) as may be required in connection with the examination, audit or similar investigation of such Person. Confidential information shall not include information that either
(x) is in the public domain, or becomes a part of the public domain after disclosure to such Person through no fault of such Person or (y) is disclosed to such Person by a third party, provided such Person does not have knowledge that such third party is prohibited from disclosing such information.

     IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed by their duly authorized representatives as of the date first above written.

                                  WILLIS LEASE FINANCE CORPORATION

                                  By:  /s/ James D. McBride
                                     --------------------------------
                                  Name:  James D. McBride
                                  Title: Executive Vice President and
                                         Chief Financial Officer

Notices To:
2320 Marinship Way
Suite 300
Sausalito, CA  94965
FAX No. (415) 331-5167
ATT:  General Counsel

                                  WILLIS AERONAUTICAL SERVICES, INC.

                                  By:  /s/ James D. McBride
                                     --------------------------------
                                  Name:  James D. McBride
                                  Title: Executive Vice President and
                                         Chief Financial Officer

Notices To:
2320 Marinship Way
Suite 300
Sausalito, CA  94965
FAX No. (415) 331-5167
ATT:  General Counsel

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                                  FIRST UNION NATIONAL BANK

                                  By:  /s/ Hugh W. Connelly
                                     --------------------------------
                                  Name:  Hugh W. Connelly
                                  Title: Vice President

Notices To:
Hugh W. Connelly
Vice President
First Union National Bank
1339 Chestnut Street, Mail Code: PA 4827
Philadelphia, PA  19107
Fax: 215-786-7704

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                                  NATIONSBANK, N.A.

                                  By:  /s/ Chas A. McDonell
                                     --------------------------------
                                  Name:  Chas A. McDonell
                                  Title: Vice President

Notices To:
Chas A. McDonell
Vice President
NationsBank, N.A.
444 South Flower Street, Suite 4100
Los Angeles, CA 90071
Fax: 213-624-5812

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                                  NATIONSBANC MONTGOMERY SECURITIES LLC

                                  By:  /s/ Jeff Susman
                                     --------------------------------
                                  Name:  Jeff Susman
                                  Title: Principal

Notices To:

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                                  EUROPEAN AMERICAN BANK

                                  By:  /s/ Christopher M. Czaja
                                     --------------------------------
                                  Name:  Christopher M. Czaja
                                  Title: Vice President

Notices To:
Christopher M. Czaja
Vice President
European American Bank
400 Oak Street
Garden City, NY 11530
Fax: 516-357-1784

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                                  THE FIRST NATIONAL BANK OF CHICAGO

                                  By:  /s/ William A. Artz
                                     --------------------------------
                                  Name:  William A. Artz
                                  Title: Vice President

Notices To:
Richard Wilson
Vice President
The First National Bank of Chicago
One First National Plaza, Suite 0084
Chicago, IL 60670
Fax: 312-732-6222

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                                       FLEET BANK, N.A.


                                       By:    /s/ Charles M. Sabino
                                              ----------------------------------
                                       Name:  Charles M. Sabino
                                       Title: Senior Vice President


Notices To:
Charles Sabino
Vice President
Fleet Bank, N.A.
1185 6th Avenue
New York, NY 10036
Fax:  212-819-6211


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                                       HARRIS TRUST AND SAVINGS BANK


                                       By:    /s/ Michael Camel
                                              ----------------------------------
                                       Name:  Michael Camel
                                       Title: Vice President


Notices To:
Robert Bomben
Vice President
Harris Trust and Savings Bank
111 W. Monroe, 5 East
Chicago, IL 60690
Fax: 312-765-8382


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                                       MEESPIERSON N.V.


                                       By:    /s/ R.R.G. Zaman and
                                              ----------------------------------
                                                    A. van Laarhoven-ten Hoonte
                                              ----------------------------------
                                       Name:  R.R.G. Zaman and
                                                    A. van Laarhoven-ten Hoonte
                                       Title: Head of Aviation


Notices To:
Maarten H. Schipper
MeesPierson N.V.
Coolsingel 93
3012 AE Rotterdam
P.O. Box 749
3000 AS Rotterdam
Fax: 011-31-10-401-9529


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                                       UNION BANK OF CALIFORNIA, N.A.


                                       By:    /s/ Susan D. Biba
                                              ----------------------------------
                                       Name:  Susan D. Biba
                                       Title: Vice President


Notices To:
Susan D. Biba
Vice President
Union Bank of California, N.A.
350 California Street, 6th Floor
San Francisco, CA 94104
Fax: 415-705-5093


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                                       BANK LEUMI USA


                                       By:    /s/ Del Lorimer
                                              ----------------------------------
                                       Name:  Del Lorimer
                                       Title: Vice President


Notices To:
Del Lorimer
Vice President, Corporate Finance
Bank Leumi USA
8383 Wilshire Blvd., Suite 400
Beverly Hills, CA 90211
Fax: 323-655-5933


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                                       BANCO POPULAR DE PUERTO RICO


                                       By:    /s/ Karen Hamilton
                                              ----------------------------------
                                       Name:  Karen Hamilton
                                       Title: Vice President


Notices To:
Andrew H. Melville
Assistant Vice President
Banco Popular De Puerto Rico
7 W. 51st St.
New York, NY 10019
Fax: 212-586-3537


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